UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A INFORMATION

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SUNPOWER INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUNPOWER INC.
1403 N. Research Way
Orem, UT 84097

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Pacific Time on November 2, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of SUNPOWER INC., a Delaware corporation (“SunPower”, the “Company”, “we”, “us”, “our” and like expressions). The Annual Meeting will be held virtually via a live webcast by registering online at www.proxydocs.com/SPWR at 11:00 a.m. Pacific Time on November 2, 2026. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We encourage you to attend online and participate. We recommend that you log in a few minutes before 11:00 a.m. Pacific Time on November 2, 2026 to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.      To elect each of the Board of Directors’ 11 nominees for director to serve until the 2027 annual meeting of stockholders;

2.      To approve an amendment to our Certificate of Incorporation, as previously amended, to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio ranging from 1-for-5 to 1-for-35, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders, and with our Board of Directors retaining the authority to abandon the amendment at any time prior to the filing thereof;

3.      To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending January 3, 2027; and

4.      To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice of Annual Meeting.

The record date for the Annual Meeting (and any adjournment or postponement thereof) is September 18, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof.

Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), with respect to the Annual Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. We expect to mail to our stockholders copies of all of the proxy materials on or about September 28, 2026. We are also furnishing proxy materials to our stockholders over the Internet, and you may read, print and download these proxy materials over the Internet at www.proxydocs.com/SPWR.

Your vote is important. Whether or not you are able to attend the Annual Meeting online, it is important that your shares be represented. Please vote as soon as possible.

If you have any questions, would like additional copies of the Proxy Statement or need assistance with voting, please contact our proxy solicitor, Georgeson LLC, at (866) 946-2155 or by email at sunpower@georgeson.com.

On behalf of our Board of Directors, thank you for your participation in this important process.

By Order of the Board of Directors,
/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer and Executive Chairman
September 28, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 2, 2026

Pursuant to the rules of the SEC, with respect to the Annual Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The proxy materials for the Annual Meeting are first being mailed on or about September 28, 2026 to stockholders of record as of September 18, 2026.

We are also furnishing proxy materials to our stockholders over the Internet, and you may read, print and download these proxy materials over the Internet at www.proxydocs.com/SPWR.

You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the Annual Meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

i

SUNPOWER INC.
1403 N. Research Way
Orem, UT 84097

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on November 2, 2026

GENERAL INFORMATION

The proxy materials for our 2026 annual meeting of stockholders (the “Annual Meeting”) include the Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement, the attached proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 (collectively, the “proxy materials”). The proxy materials for the Annual Meeting are first being mailed on or about September 28, 2026 to stockholders of record as of the Record Date (as defined below).

SunPower Inc. (referred to as the “Company”, “SunPower”, “we”, “us”, “our” and like expressions) was originally known as Freedom Acquisition I Corp. (“FACT”). On July 18, 2023, Complete Solaria, Inc. (f/k/a Complete Solar Holding Corporation), a Delaware corporation (“Legacy Complete Solaria”), FACT, Jupiter Merger Sub I Corp., a Delaware corporation and wholly-owned subsidiary of FACT, Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of FACT, and SolarCA LLC, a Delaware limited liability company and a wholly-owned subsidiary of FACT, consummated the transactions contemplated under the amended and restated business combination agreement, dated as of May 26, 2023 (such transactions, the “Business Combination”), following the approval at the special meeting of the stockholders of FACT held July 11, 2023. In connection with the closing of the Business Combination, we changed our name from Freedom Acquisition I Corp. to Complete Solaria, Inc. On September 30, 2024, we completed the acquisition of certain assets of SunPower Corporation and certain of its affiliates, and we subsequently changed our name to SunPower Inc.

Our common stock, par value $0.0001 per share (the “Common Stock”), and our public warrants are listed on The Nasdaq Global Market under the symbols “SPWR” and “SPWRW,” respectively.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving the proxy materials?

You are receiving this Proxy Statement and the other proxy materials from us because you own shares of our Common Stock as of the Record Date. This Proxy Statement describes the matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

Thurman J. Rodgers and Tom Kowalczuk were named by the Board of Directors as proxy holders. Messrs. Rodgers and Kowalczuk will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please complete, sign and return your proxy card, or vote on the Internet, in advance of the Annual Meeting just in case you are unable to attend. You can always decide to vote online during the Annual Meeting. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

When is the record date for the Annual Meeting?

The Board of Directors set the record date for the Annual Meeting as the close of business on September 18, 2026 (the “Record Date”).

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live by registering online at www.proxydocs.com/SPWR. The Annual Meeting will start at 11:00 a.m. Pacific Time on November 2, 2026.

To register for the Annual Meeting, you will need the control number, which is included on your proxy card or voting instruction form if you are a stockholder of record of shares of our Common Stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of Common Stock in “street name.” Instructions on how to attend and participate are available at www.proxydocs.com/SPWR. We recommend that you log in a few minutes before 11:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

May I submit questions prior to or during the Annual Meeting?

If you would like to submit a question during the Annual Meeting, you may log in to www.proxydocs.com/SPWR using your control number and by following the applicable instructions. The webcast will open 15 minutes before the start of the Annual Meeting. Please refer to any rules of conduct for additional guidelines regarding the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning at 10:45 a.m. Pacific Time and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.proxydocs.com/SPWR.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date (i.e., September 18, 2026) will be entitled to vote at the Annual Meeting. On the Record Date, there were 320,300,345 shares of Common Stock outstanding and entitled to vote. Holders of our shares of Common Stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.

A list of stockholders of record will be available for inspection by stockholders of record online during the Annual Meeting for those that attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via IR@sunpower.com for examination by any stockholder for any purpose relating to the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account, and your broker, bank or other agent will request voting instructions from you. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Annual Meeting.

What am I voting on?

The following are the matters scheduled for a vote:

•        Proposal No. 1 — To elect each of the Board of Directors’ 11 nominees for director to serve until the 2027 annual meeting of stockholders;

•        Proposal No. 2 — To approve an amendment to our Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio ranging from 1-for-5 to 1-for-35, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split”), and with our Board of Directors retaining the authority to abandon the amendment at any time prior to the filing thereof;

•        Proposal No. 3 — To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending January 3, 2027.

Additionally, you may be asked to: (a) approve an adjournment of the Annual Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated votes at the time of the Annual Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Annual Meeting or to approve Proposal No. 1, Proposal No. 2 or Proposal No. 3; and (b) transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy, Thurman J. Rodgers, Chief Executive Officer, and Tom Kowalczuk, Chief Financial Officer, to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any business — other than the matters summarized above — to be presented for consideration at the Annual Meeting.

How do I vote?

You may either vote “For” the nominees to the Board of Directors, or you may “Withhold” your vote for any nominee you specify. For each of Proposal No. 2 and Proposal No. 3, you may vote “For” or “Against” or “Abstain” from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by completing and returning the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•        To vote online during the Annual Meeting, follow the instructions provided on the Annual Meeting portal, starting at 11:00 a.m. Pacific Time on November 2, 2026. The webcast will open 15 minutes before the start of the Annual Meeting.

•        To vote in advance of the Annual Meeting through the internet, go to www.proxydocs.com/SPWR to complete an electronic proxy card. You will be asked to provide the control number from the proxy card or voting instruction form. Your internet vote must be received by the start of the meeting on November 2, 2026 to be counted.

•        To vote in advance of the Annual Meeting by telephone, dial 1-866-994-3906 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by the start of the meeting on November 2, 2026 to be counted.

•        To vote in advance of the Annual Meeting using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If you have any questions, would like additional copies of the Proxy Statement or need assistance with voting, please contact our proxy solicitor, Georgeson LLC, at:

51 West 52nd Street, 6th Floor
New York, NY 10019
Shareholders, Banks and Brokers
Call Toll Free: (866) 946-2155
Email: sunpower@georgeson.com

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from us. Simply follow the voting instructions received from your broker, bank or other agent to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but your broker, bank or other agent may vote your shares on Proposal No. 2 and Proposal No. 3 even in the absence of your instructions. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

If you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and “For” the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending January 3, 2027. If any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have hired Georgeson LLC to assist in the proxy solicitation process. We have agreed to pay Georgeson LLC a fee of approximately $30,000, plus customary costs and expenses for these services.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the notices you receive to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the internet.

•        You may send a timely written notice that you are revoking your proxy to our Secretary at SunPower Inc., 1403 N. Research Way, Orem, UT 84097.

•        You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes; and (b) for Proposal No. 2 and Proposal No. 3, votes “For” and “Against,” as well as abstentions.

The effect of abstentions and broker non-votes differs for each proposal, as follows:

•        Proposal No. 1 (Election of Directors).    You may vote “For” or “Withhold” with respect to each nominee. Because directors are elected by a plurality of the votes cast, votes to “Withhold” and broker non-votes will have no effect on the outcome of the election of directors. Accordingly, only votes “For” will affect the outcome.

•        Proposal No. 2 (Reverse Stock Split).    Because approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast on Proposal No. 2 at the Annual Meeting in accordance with Section 242(d)(2) of the Delaware General Corporation Law (“DGCL”), abstentions are not treated as votes cast and will have no effect on the outcome of Proposal No. 2. Proposal No. 2 is a “routine” matter and, accordingly, we do not expect broker non-votes to exist in connection with Proposal No. 2; any broker non-votes that do occur would have no effect on the outcome of Proposal No. 2.

•        Proposal No. 3 (Ratification of Independent Registered Public Accounting Firm).    Because Proposal No. 3 requires the affirmative vote from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter, abstentions will have the same effect as an “Against” vote. Proposal No. 3 is a “routine” matter and, accordingly, we do not expect broker non-votes to exist in connection with Proposal No. 3; any broker non-votes that do occur would have no effect on the outcome of Proposal No. 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Because Proposal No. 1 is considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1. Each of Proposal No. 2 and Proposal No. 3 is considered “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2 or Proposal No. 3.

How many votes are needed to approve each proposal?

•        Proposal No. 1 — For the election of directors, the 11 nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Votes to “Withhold” and broker non-votes will not affect the outcome of the election of directors.

•        Proposal No. 2 — For the approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, the proposal must receive the affirmative vote of a majority of the votes cast on Proposal No. 2 at the Annual Meeting in accordance with Section 242(d)(2) of the DGCL. Abstentions are not treated as votes cast and will have no effect on the outcome of Proposal No. 2.

•        Proposal No. 3 — For the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending January 3, 2027 , the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum for the Annual Meeting (and for any adjournment of the Annual Meeting) will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting (and for any adjournment of the Annual Meeting) online or represented by proxy. On the Record Date, there were 320,300,345 shares outstanding and entitled to vote. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Annual Meeting (or any adjournment of the Annual Meeting). Abstentions and broker non-votes will be counted towards the quorum requirement. In the absence of a quorum, the Annual Meeting may be adjourned to another date either by the chairperson of the meeting or by vote of the holders of a majority of shares present at the Annual Meeting by virtual attendance or represented by proxy.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Am I entitled to dissenters’ or appraisal rights?

No. Under the DGCL, our stockholders are not entitled to any dissenters’ or appraisal rights in connection with any of the proposals at the Annual Meeting, including the Reverse Stock Split, and we will not independently provide stockholders with any such right.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for the 2027 annual meeting of stockholders?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than May 31, 2027, which is 120 calendar days before the one-year anniversary of the date on which this Proxy Statement is first released to stockholders. In addition, stockholder proposals must comply with the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

SunPower Inc.
Attention: Secretary
1403 N. Research Way
Orem, UT 84097

Our Second Amended and Restated Bylaws (the “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our Board of Directors, or a duly authorized committee of our Board of Directors, or (iii) properly brought before the meeting in accordance with our Bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our Bylaws, must comply with the other requirements of our Bylaws, and must be received by our Secretary at our principal executive offices not earlier than the close of business on July 5, 2027 and not later than the close of business on August 4, 2027.

In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the 2026 Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•        the 90th day prior to the 2027 annual meeting of stockholders; or

•        the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Director Nominations

Holders of our Common Stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance — Nominating and Corporate Governance Committee.”

Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws and must comply with the other requirements of our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement pursuant to Rule 14a-8 under the Exchange Act.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules in connection with our 2027 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by us. Assuming the 2027 annual meeting of stockholders is held on the one-year anniversary of the Annual Meeting, that date would be September 3, 2027.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors presently has twelve members, seven of whom are deemed “independent” under the rules of the SEC and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors.

Director Nominees and Vote Required

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated the eleven directors listed below (collectively, the “director nominees”) to stand for election for a one-year term expiring at our 2027 annual meeting of stockholders or until their respective successors have been elected and qualified. Ms Haenggi’s term as a director will end at the Annual Meeting, and she is not standing for reelection. Her determination to not stand for reelection does not arise from or result from any disagreement with the Company.

Our directors are elected by a plurality of the votes of the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Accordingly, the eleven director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute director nominee proposed by the Board of Directors. Each person nominated for election has consented to being named as a director nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any of the director nominees will be unable to serve if elected.

Information Concerning Director Nominees

The following is a brief biography of the director nominees for election at the Annual Meeting, including their respective ages as of September 28, 2026. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable director nominee should serve as a member of the Board of Directors.

Name	Position	Age	Independent (Y/N)	Director Since
Thurman J. Rodgers	Executive Chairman, Chief Executive Officer, Director	78	N	2022
Antonio R. Alvarez(3)	Director	69	Y	2022
William J. Anderson	Director	49	N	2022
Adam Gishen(1)(3)	Director	51	Y	2023
Chris Lundell	Director	65	N	2023
Lothar Maier(1)(2)	Director	71	Y	2024
J. Daniel McCranie	Director	82	N	2025
Ronald Pasek(1)(3)	Director; Lead Independent Director	65	Y	2023
Tidjane Thiam(2)(3)	Director	63	Y	2020
Bernard Gutmann(1)	Director	66	Y	2026
Devin Whatley(2)	Director	57	Y	2022

____________

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Nominating and Corporate Governance Committee.

Thurman J. Rodgers.    Thurman J. (T.J.) Rodgers, 78, has served as the Chief Executive Officer of the Company since April 2024 and as a member of the Company’s Board of Directors since November 2022 and as Executive Chairman since June 2023. Mr. Rodgers founded Cypress Semiconductor in 1982 and served as Cypress’ Chief Executive Officer from 1982 to 2016. Mr. Rodgers currently serves on the boards of other energy-related companies, including Enovix and Enphase Energy Inc. (energy and storage technologies). From 2004 to 2012, he served as a member of Dartmouth’s board of trustees. Mr. Rodgers was a Sloan scholar at Dartmouth, where he graduated in 1970 as the Salutatorian with a double major in Physics and Chemistry. He won the Townsend Prize and the Haseltine Chemistry-Physics Prize as the top physics and chemistry student in his class. Mr. Rodgers holds a master’s degree and a Ph.D. in Electrical Engineering from Stanford University, where he attended on a Hertz fellowship.

Antonio R. Alvarez.    Antonio R. Alvarez, 69, has served as a member of the Company’s Board of Directors since November 2022. Mr. Alvarez had served as the President of the Company since the merger of Complete Solar and Solaria in November 2022 until March 2023. From 2020 to 2022, Mr. Alvarez served as Solaria’s Chief Executive Officer. Prior to 2020, Mr. Alvarez served in various executive roles at Altierre Corporation, Aptina Imaging, Advanced Analogic Technologies, Leadis Technology and Cypress Semiconductor. Currently, Mr. Alvarez previously served as a board member of SunEdison, SunEdison Semiconductor, ChipMOS Technology, Nexgen Power Systems, and Validity Sensors. Mr. Alvarez holds a B.S. and an M.S. in Electrical Engineering from the Georgia Institute of Technology.

William J. Anderson.    William J. Anderson, 49, served as the Chief Executive Officer of the Company from November 2022 to December 2023. He currently serves as the Chief Executive Officer and a director of SameDay Solar. From 2010 to 2022, he served as the Chief Executive Officer of Complete Solar. From 2007 to 2009, Mr. Anderson served as CEO of Risk Allocation Systems, Inc., a lending platform connecting automobile dealerships and credit unions in order to offer point of sale automobile loans to car buyers. From 2009 to 2010, Mr. Anderson served as Partner at SVE Partners, a boutique consulting firm serving technology start-ups and venture capital investors. Mr. Anderson holds a B.S. in Managerial Sciences from the Massachusetts Institute of Technology and an M.B.A. from the Stanford University Graduate School of Business.

Adam Gishen.    Adam Gishen, 51, served as FACT’s Chief Executive Officer from February until the Business Combination in July 2023, and served as one of FACT’s initial board observers. From 2015 to 2020, Mr. Gishen served in several senior roles at Credit Suisse Group AG, including Global Head of Investor Relations, Corporate Communications and Marketing and Branding. Prior to 2015, Mr. Gishen was a partner at Ondra Partners, a financial advisory firm, and previous to this worked as a Managing Director at Nomura and at Lehman Brothers in the area of equity capital markets. Mr. Gishen graduated from the University of Leeds.

Chris Lundell.    Chris Lundell, 65, has served as a member of the Company’s Board of Directors since November 2023. Mr. Lundell served as the Chief Executive Officer of the Company from December 2023 to April 2024. Mr. Lundell is the Founder of CMO Grow, a marketing consultancy firm. Prior to that, he was the CMO at Vivint Solar, the President of the Americas at NEXThink, and CMO and COO at Domo. He holds an M.B.A. from Brigham Young University.

Lothar Maier.    Lothar Maier, 71, has served as a member of the Company’s Board of Directors since November 2024. Mr. Maier served as Director of FormFactor Inc. from November 2006 to May 2024. Mr. Maier served as the Chief Executive Officer and a member of the Board of Directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, from January 2005 to March 2017. Prior to that, he served as Linear Technology’s Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from July 1983 to March 1999, including as Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.

J. Daniel McCranie.    J. Daniel McCranie, 82, has served as a member of the Company’s Board of Directors since January 2025. After his early career in semiconductor sales, Mr. McCranie became the executive vice president of sales & marketing for Harris Corporation, a technology company, and the chief executive officer of SEEQ Technology, a semiconductor company, and Virage Logic Corporation, a semiconductor company. From 1994 to 2001, he joined Cypress Semiconductor Corporation, a semiconductor company, as executive vice president of sales & marketing. He has held 10 board positions in the semiconductor and technology industries, including having served on the board of Cypress Semiconductor Corporation from June 2017 to May 2019, ON Semiconductor Corporation, a semiconductor company, from 2001 to 2018, and Enovix Corporation from December 2021 until January 2023. From 2012 to 2017, he served on the board of Mentor Graphics, an electronic design automation company. He holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute. We believe that Mr. McCranie is qualified to serve on our Board of Directors based on his public company board experience and his industry expertise.

Ronald Pasek.    Ronald Pasek, 65, has served as a member of the Company’s Board of Directors since February 2023 and serves as our Lead Independent Director. Since 2015, Mr. Pasek has served as the chairman of the Board of Directors of Spectra7 Microsystems Inc., a Canadian publicly-traded consumer connectivity company. Since January 2026, Mr. Pasek has also served as a director of Extreme Networks, Inc. From 2016 to 2020, Mr. Pasek was Chief Financial Officer of NetApp. From 2009 until its acquisition by Intel in December 2015, Mr. Pasek served as Senior Vice President, Finance and Chief Financial Officer of Altera Corporation, a worldwide provider of programmable logic devices. Mr. Pasek was previously employed by Sun Microsystems in a variety of roles including Vice President, Corporate Treasurer and Vice President of worldwide field finance, worldwide manufacturing and U.S. field finance. Mr. Pasek holds a B.S. degree from San Jose State University and an M.B.A. degree from Santa Clara University.

Tidjane Thiam.    Tidjane Thiam, 63, served as a member of the FACT Board and as Executive Chairman of FACT since inception until the Business Combination in July 2023. In 2021, Mr. Thiam was appointed Chairman of Rwanda Finance Limited. He also serves as a Director and Chair of the Audit Committee of Kering S.A., the French luxury group. Mr. Thiam is also a Special Envoy on Covid 19 for the African Union. From 2015 to 2020, Mr. Thiam was Chief Executive Officer of Credit Suisse Group AG. From 2014 to 2019, Mr. Thiam was a Director of 21st Century Fox and served on its Nominating and Corporate Governance Committee. Mr. Thiam previously served at Prudential plc, a global insurance company based in London, as the Group Chief Executive from 2009 to 2015, a Director from 2008 to 2015 and Group Chief Financial Officer from 2008 to 2009. Mr. Thiam holds an M.B.A. from INSEAD and graduated from École Nationale Supérieure des Mines de Paris in 1986 and from École Polytechnique in Paris in 1984.

Devin Whatley.    Devin Whatley, 57, has served as a member of our Board of Directors since November 2022. Since 2010, Mr. Whatley has served as the Managing Partner at the Ecosystem Integrity Fund. Mr. Whatley serves as a member of the Board of Directors of several private companies focused on renewable energy. Mr. Whatley was a CFA Charterholder and holds a B.A. in East Asian Studies with a Business Emphasis from the University of California, Los Angeles and an M.B.A. from the Wharton School at the University of Pennsylvania.

Bernard Gutmann.    Bernard Gutmann, 66, has served as a member of the Company’s Board of Directors since May 2026. Mr. Gutmann brings close to forty years of experience in the semiconductor space. Most recently he served as the Executive Vice President and Chief Financial Officer & Treasurer of ON Semiconductor, a semiconductor manufacturing company, a position he held from September 2012 to February 2021. Prior to that, from 2006 to 2012, he served in the role of Vice President, Corporate Analysis & Strategy of SCI LLC, a wholly owned subsidiary of ON Semiconductor. From 1999 to 2002, he held the position of Director, Financial Planning & Analysis of SCI LLC.

Retiring Director

Ms. Haenggi has determined not to stand for reelection, and her term as a director will expire at the Annual Meeting. Her determination to not stand for reelection does not arise from or result from any disagreement with the Company. Ms. Haenggi currently serves on the Compensation Committee and previously served on the Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED DIRECTOR NOMINEES ABOVE

MANAGEMENT

Our executive officers and their ages as of September 28, 2026 are presented in the table below:

Name	Age	Position
Thurman J. Rodgers	78	Chief Executive Officer and Director
Tom Kowalczuk	43	Chief Financial Officer

Biographical information for Mr. Rodgers is included with the director biographies under the section titled “Proposal No. 1 — Election of Directors — Information Concerning Director Nominees” above.

Tom Kowalczuk.    Mr. Kowalczuk, age 43, has more than 20 years of finance and accounting experience. Before joining the Company, Mr. Kowalczuk served as Chief Financial Officer of Bespoken Spirits from February 2025 until June 2026, and prior to that as Vice President of Finance of Bespoken Spirits from March 2024 until February 2025. Prior to Bespoken Spirits, Mr. Kowalczuk served as Director of Supply Chain FP&A for the USA and Canada at Campari February 2023 until March 2024, overseeing FP&A and operational finance support across U.S. and Canadian manufacturing and supply chain operations. Prior to Campari, Mr. Kowalczuk held roles of increasing responsibility at Beam Suntory from 2008 to 2023, most recently serving as Finance Business Partner Manufacturing Excellence, supporting multi-site manufacturing operations representing more than $2 billion in annual revenue. Mr. Kowalczuk holds a Master of Business Administration from the University of Chicago Booth School of Business and a double major in Accounting and Finance from Northeastern Illinois University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee be “independent.”

The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Based on information provided by each Director concerning her or his background, employment and affiliations, the Board of Directors affirmatively determined that none of our Directors — other than Thurman J. Rodgers, William Anderson, J. Daniel McCranie, and Chris Lundell — has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of Messrs. Alvarez, Gishen, Maier, Pasek, Thiam, Whatley and Gutmann and Ms. Haenggi, representing a majority of SunPower’s incumbent Directors, is “independent” as that term is defined under the Nasdaq listing standards.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director nominee has with SunPower and all other facts and circumstances the Board of Directors deems relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our Directors or executive officers.

Role of the Board of Directors in Risk Oversight

One of the key functions of the Board of Directors is the informed oversight of SunPower’s risk management process. The Board of Directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, and SunPower’s Audit Committee is responsible for considering and discussing SunPower’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether SunPower’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Our Board of Directors also addresses our cybersecurity risk management as part of its general oversight function. Our Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our Vice President of Information Technology is responsible for hiring appropriate personnel, helping to integrate cybersecurity risk considerations into the Company’s overall risk management strategy, and communicating key priorities to relevant personnel. Our Chief Financial Officer is responsible for approving budgets, helping prepare for cybersecurity incidents, approving cybersecurity processes, and reviewing security assessments and other security-related reports.

Board Committees

Our Board of Directors has formed an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors may from time to time establish other committees.

Our Chief Executive Officer, Chief Financial Officer and other executive officers regularly report to the non-executive Directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

The Audit Committee consists of Ronald Pasek, who serves as the chairperson, Adam Gishen, Bernard Gutmann and Lothar Maier. Each member of the Audit Committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that Ronald Pasek qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses the requisite financial expertise required under the applicable requirements of Nasdaq. As discussed above, our Board of Directors has also determined that Ronald Pasek is an independent director.

The responsibilities of the Audit Committee include, among other things:

•        helping the Board of Directors oversee corporate accounting and financial reporting processes;

•        managing the selection, engagement and qualifications of a qualified firm to serve as the independent registered public accounting firm to audit SunPower’s financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, SunPower’s interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing policies on financial risk assessment and financial risk management;

•        reviewing related party transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes SunPower’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

The Board of Directors adopted a written charter of the Audit Committee which is available on SunPower’s website.

Compensation Committee

The Compensation Committee consists of Devin Whatley, who serves as the chairperson, Lothar Maier and Jamie Haenggi. The Board of Directors has determined that each current member of the Compensation Committee is independent. The Board of Directors has also determined that each current committee member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Mr. Alvarez resigned from the Compensation Committee during April 2025.

The responsibilities of the Compensation Committee are:

•        reviewing and approving, or recommending that the Board of Directors approve, the compensation of SunPower’s executive officers and senior management;

•        reviewing and recommending to the Board of Directors the compensation of SunPower’s Directors;

•        reviewing and approving, or recommending that the Board of Directors approve, the terms of compensatory arrangements with SunPower’s executives;

•        administering SunPower’s stock and equity incentive plans;

•        selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•        reviewing, approving, amending and terminating, or recommending that the Board of Directors approve, amend or terminate, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for SunPower’s executive officers and other senior management, as appropriate;

•        reviewing and establishing general policies relating to compensation and benefits of SunPower’s employees; and

•        reviewing SunPower’s overall compensation.

The Board of Directors adopted a written charter for the Compensation Committee which is available on SunPower’s website.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Tony Alvarez, who serves as the chairperson, Ronald Pasek, Tidjane Thiam, and Adam Gishen. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent. The responsibilities of the Nominating and Corporate Governance Committee are:

•        identifying, evaluating and selecting, or recommending that the Board of Directors approve, nominees for election to the Board of Directors;

•        evaluating the performance of the Board of Directors and of individual Directors;

•        evaluating the adequacy of SunPower’s corporate governance practices and reporting;

•        reviewing management succession plans; and

•        developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters.

The Board of Directors adopted a written charter of the Nominating and Corporate Governance Committee which is available on SunPower’s website.

The Nominating and Corporate Governance Committee evaluates all candidates for Director thoroughly, whether they are recommended by the management team, stockholders or third parties, in accordance with the needs of the Board of Directors and the qualifications of the candidate.

Code of Ethical Business Conduct

SunPower has adopted a code of ethical business conduct that applies to all of its Directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, and is available on SunPower’s website at https://investors.sunpower.com/corporate-governance/governance-overview. SunPower’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. If we grant any waiver from a provision of the code of ethical business conduct to any executive officer or Director, we will disclose it on our website.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2025, or at any other time, one of SunPower’s officers or employees, except Mr. Alvarez, who previously served on the Compensation Committee and also served as the Company’s president until March 2023. None of SunPower’s executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a Director of our Board of Directors or member of the Compensation Committee.

Board of Directors Leadership Structure

The positions of Chairman of the Board of Directors and Chief Executive Officer are not presently separated, with Mr. Rodgers serving as the Executive Chairman of the Board of Directors and as Chief Executive Officer. Mr. Pasek serves as our Lead Independent Director. Our Bylaws and Corporate Governance Guidelines, which do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be separate, allow our Board of Directors to determine the leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business and other factors.

Our Board of Directors oversees the risk management activities designed and implemented by our management. Our Board of Directors executes its oversight responsibility both directly and through its committees. Our Board of Directors also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of the Company. Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation and Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and ongoing evaluation of management controls. Our board committees also consider risk as they perform their respective responsibilities and report to the Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise risk. We believe that the leadership structure of our Board of Directors provides appropriate risk oversight of our activities.

Meetings of the Board of Directors and Its Committees

The Board of Directors met eight times during the fiscal year ended December 28, 2025. The Audit Committee met six times during the fiscal year ended December 28, 2025. The Compensation Committee met three times during the fiscal year ended December 28, 2025. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 28, 2025. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the fiscal year ended December 28, 2025 for which he or she was a director or committee member.

We encourage our directors and nominees for director to attend our annual meeting of stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the investors section of our website at https://investors.sunpower.com/corporate-governance/governance-overview. Please note that SunPower’s internet website address is provided as an inactive textual reference only.

Insider Trading Policy

We have adopted an insider trading policy that applies to all of our Directors, our executive officers and to certain of our other employees and consultants. This policy prohibits engaging in short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions with respect to our securities or derivative securities at any time. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable Nasdaq listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.

Rule 10b5-1 Sales Plans

SunPower’s Directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of the Company’s Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the Director or executive officer when entering into the plan, without further direction from them. The Director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. SunPower’s Directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Stockholder Communications with the Board of Directors

Our stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director addressed to c/o SunPower Inc., 1403 N. Research Way, Orem, Utah 84097, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.

Delinquent Section 16(a) Reports

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners were timely made during fiscal 2025, with the exception of: (1) Mr. Maier’s Form 3 filed on March 18, 2026 and his Form 5 filed on March 18, 2026 relating to his annual director restricted stock unit award issued on May 23, 2025 (the “May 2025 Director Grant”) (and the related missed Form 4 filing); (2) Mr. Anderson’s Form 5 filed on March 5, 2026 relating to his May 2025 Director Grant (and the related missed Form 4 filing); (3) Mr. Pasek’s Form 5 filed on February 25, 2026 relating to his May 2025 Director Grant (and the related missed Form 4 filing); (4) Mr. Whatley’s Form 5 filed on February 18, 2026 relating to his May 2025 Director Grant (and the related missed Form 4 filing); (5) Mr. Lundell’s Form 5 filed on February 18, 2026 relating to his May 2025 Director Grant (and the related missed Form 4 filing); (6) Mr. Thiam’s Form 5 filed on February 18, 2026 relating to his May 2025 Director Grant and other open market purchases and sales completed between December 17, 2024 and December 16, 2025 (and related missed Form 4 filings); (7) Mr. Gishen’s Form 5 filed on February 17, 2026 relating to his May 2025 Director Grant (and related missed Form 4 filing); (8) Mr. Alvarez’s Form 5 filed on February 17, 2026 relating to his May 2025 Director Grant (and related missed Form 4 filing); (9) Mr. McCranie’s Form 5 filed on February 17, 2026 relating to his May 2025 Director Grant and July 9, 2025 restricted stock unit award (and related missed Form 4 filings); (10) Ms. Haenggi’s Form 3 filed on October 29, 2025 relating to her appointment as a director on May 29, 2025; (11) Mr. Gishen’s Form 4 filed on October 28, 2025 relating to open market sales completed on October 23, 2025; (12) Mr. Rodgers’s Form 4 filed on July 15, 2025 with respect to a note purchase on July 10, 2025; (13) Mr. Gishen’s Form 4 filed on May 28, 2025 relating to open market sales on May 16, 2025; and (14) Ms. Nguyen did not file a Form 3 relating to her role as interim Chief Financial Officer.

PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the Company’s issued and outstanding shares of Common Stock at a ratio to be determined by the Board of Directors ranging from 1-for-5 to 1-for-35, to be effected in the sole discretion of our Board of Directors at any time prior to December 31, 2026 (the “Reverse Stock Split”). At the Annual Meeting, stockholders are being asked to approve the foregoing amendment to our Certificate of Incorporation, with the final ratio to be selected by the Board of Directors. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation is attached hereto as Appendix A to this Proxy Statement (the “Reverse Stock Split Amendment”). The Board of Directors believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and our stockholders.

A vote “For” Proposal No. 2 will constitute approval of the Reverse Stock Split Amendment and will grant the Board of Directors the authority to determine whether to implement the Reverse Stock Split and to select the ratio thereof out of the range approved by the Company’s stockholders. The Reverse Stock Split will become effective at the time specified in the Reverse Stock Split Amendment. Upon the effectiveness of the Reverse Stock Split Amendment (the “split effective time”), the issued and outstanding shares of Common Stock immediately prior to the split effective time will be reclassified into a smaller number of shares based on the ratio selected by the Board of Directors. The final decision of whether to proceed with the Reverse Stock Split and the split effective time of the Reverse Stock Split will be determined by the Board of Directors, in its sole discretion.

If the stockholders approve the Reverse Stock Split Amendment, and the Board of Directors decides to implement it, the Reverse Stock Split will become effective as of the split effective time, which will be specified in the Reverse Stock Split Amendment. If the Board of Directors does not decide to implement the Reverse Stock Split by December 31, 2026, the authority granted in this Proposal No. 2 to implement the Reverse Stock Split will terminate. The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company, in which case the Reverse Stock Split Amendment will not be filed with the Delaware Secretary of State.

If the Board of Directors elects to effect the Reverse Stock Split, following stockholder approval, then the number of issued and outstanding shares of Common Stock would be reduced in accordance with the final reverse stock split ratio selected by the Board of Directors from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value per share of the Common Stock would remain unchanged at $0.0001 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock or the number of authorized but unissued shares of our Preferred Stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split.

The text of the proposed amendment to the Reverse Stock Split Amendment is included as Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Criteria Used for Proceeding with the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Amendment, the Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-35 range, would be determined by the Board of Directors, in its sole discretion, and publicly announced by us prior to the split effective time. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, the Board of Directors will consider, among other things, factors such as:

•        the historical trading prices and trading volume of our Common Stock;

•        the number of shares of our Common Stock outstanding, and the number of shares of our Common Stock issuable upon conversion, exercise or settlement of our outstanding Convertible Notes (as defined below), warrants, options and restricted stock units;

•        the then-prevailing and expected trading prices and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•        Nasdaq’s continued listing standards; and

•        prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Amendment, the Board of Directors will be authorized to proceed with the Reverse Stock Split. The primary objective for effecting the Reverse Stock Split, should the Board of Directors choose to effect it, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to maintain compliance with the continued listing standards of Nasdaq (as defined below), appeal to a broader range of investors to generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security.

Compliance with Nasdaq Continued Listing Rules

Our Common Stock is listed on The Nasdaq Global Market. Pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”), as a requirement for continued listing, the bid price for our Common Stock may not close below $1.00 per share for thirty (30) consecutive business days.

As previously reported, on July 21, 2026, the Company received written notice from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it was not in compliance with the Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until January 19, 2027, to regain compliance with the Bid Price Rule. If at any time prior to January 19, 2027 the bid price of the Company’s Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days, the Company will regain compliance with the Bid Price Rule.

If the Company does not qualify for, or fails to regain compliance prior to, the expiration of the applicable compliance period, then Nasdaq will notify the Company of its determination to delist its Common Stock, at which point the Company would have an option to appeal the delisting determination to a Nasdaq hearings panel; provided, however, if the Common Stock trades at or below $0.10 per share for ten consecutive business days, then the Company would not have an appeal option and the Common Stock would be delisted. There can be no assurance, if the Company does appeal a delisting determination by Nasdaq to a hearings panel, that such appeal would be successful.

Even if we do regain compliance with the Bid Price Rule as a result of our Common Stock closing at $1.00 per share or more for a minimum of ten consecutive business days, given the volatility in the equity capital markets and the fact that our Common Stock has at times traded near or under the $1.00 minimum bid price requirement, the Board of Directors believes it is in our stockholders’ best interest for the Company to be able to effect the Reverse Stock Split as one potential mechanism to address any potential future compliance requirements with the Bid Price Rule.

If our stockholders approve the Reverse Stock Split Amendment, our Board of Directors, in its sole discretion, will determine whether to effect the Reverse Stock Split. Our Board of Directors reserves the right to elect not to effect a Reverse Stock Split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing the Reverse Stock Split is not in the best interest of the Company and its stockholders.

If our stockholders do not approve the Reverse Stock Split Amendment, the Company may be delisted from Nasdaq due to our failure to maintain a minimum bid price for the Common Stock of $1.00 per share as required by Nasdaq. Reducing the number of our issued and outstanding shares of Common Stock should, absent other factors, increase the per share market price of the Common Stock, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over the minimum bid price requirement of Nasdaq.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the Common Stock from the Nasdaq Global Market. Delisting could adversely affect the liquidity of the Common Stock because alternatives, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc., are generally considered to be less liquid and less efficient markets.

An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Common Stock on an over-the-counter market. Many investors likely would not buy or sell the Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, the Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in the Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of the Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

Additionally, if the Common Stock is delisted from the Nasdaq Global Market, the delisting would trigger purchase rights under our Convertible Notes, and may also constitute an event of default under our other outstanding securities.

The Board of Directors believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of the Common Stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of the Common Stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients, and trading volatility is often associated with low-priced stocks. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. Many institutional investors have internal practices or policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms typically do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The Board of Directors believes that the anticipated higher market price resulting from the Reverse Stock Split may enable investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.

In evaluating whether to effect the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors are delineated under the heading “Certain Risks Associated with the Reverse Stock Split” below. In approving and recommending the Reverse Stock Split, our Board of Directors determined that these potentially negative factors were significantly outweighed by the potential benefits.

Although we expect that the Reverse Stock Split will increase the market price of our Common Stock as a result of having fewer outstanding shares, the Reverse Stock Split may not result in a permanent increase in the market price of our Common Stock, which will continue to be dependent on many factors, including general economic, market, and industry conditions and other factors detailed from time to time in the reports we file with the SEC. In addition, there can be no assurance that our Common Stock will not be delisted due to a failure to meet other continued listing requirements of Nasdaq even if the market price per post-split share of our Common Stock remains in excess of $1.00.

Principal Effects of the Reverse Stock Split

Effect on Proportionate Ownership

The Reverse Stock Split will be effected simultaneously for all outstanding shares of Common Stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of the Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of the Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Shares of Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of the Common Stock will remain $0.0001. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Authorized Shares

Our Certificate of Incorporation currently authorizes the issuance of 1,010,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this Proxy Statement, no shares of preferred stock are outstanding. The Reverse Stock Split Amendment will not change the number of shares of capital stock that the Company is authorized to issue or the par value per share of any class of the Company’s capital stock. Accordingly, because the number of issued and outstanding shares of Common Stock will decrease as a result of the Reverse Stock Split while the number of authorized shares of Common Stock will remain unchanged, the number of authorized but unissued shares of Common Stock available for future issuance will increase substantially on a relative basis. See “Certain Risks Associated with the Reverse Stock Split” and “Potential Anti-Takeover Effect” below.

Effect on Outstanding Convertible Notes, Warrants, Options and Restricted Stock Units

Proportionate adjustments will be made to the per share conversion or exercise price and/or the number of shares issuable upon the conversion, exercise or settlement of all outstanding Convertible Notes, warrants, restricted stock units, stock options and other convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into, shares of Common Stock, in each case in accordance with the terms of the applicable instrument. These adjustments will result in (i) approximately the same aggregate price being required to be paid for such warrants and stock options upon exercise and (ii) approximately the same value of shares of Common Stock being delivered upon such conversion, exercise or settlement under the other Convertible Notes, warrants and restricted stock units, stock options and other convertible or exchangeable securities as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance under the securities or plans described above will be reduced proportionately.

As of the date of this Proxy Statement, our outstanding securities that are convertible into, or exercisable or settleable for, shares of Common Stock include, without limitation:

•        our 12.00% senior convertible notes due 2029 (the “12% Notes”), including approximately $45.9 million aggregate principal amount issued in July 2024 (initially convertible at a rate of 595.2381 shares of Common Stock per $1,000 principal amount), a $5,000,000 principal amount note issued in July 2025 (initially convertible at a rate of 558.6592 shares per $1,000 principal amount), a $2,000,000 principal amount note issued in November 2025 (initially convertible at a rate of 626.9592 shares per $1,000 principal amount), and a $3,300,000 principal amount note issued in January 2026 (initially convertible at a rate of 540.5405 shares per $1,000 principal amount);

•        $62.29 million aggregate principal amount of our 7.00% senior convertible notes due 2029 (the “7% Notes”), which had an initial conversion rate of 467.8363 shares of Common Stock per $1,000 principal amount and are currently convertible at a rate of 584.7953 shares of Common Stock per $1,000 principal amount;

•        $46.0 million aggregate principal amount of our 10.00% senior secured convertible notes due 2029 (the “10% Notes” and together with the 12% Notes and the 7% Notes, collectively, the “Convertible Notes”);

•        an aggregate of 25,182,242 shares of our common stock issuable upon exercise of our public warrants issued by FACT, certain merger warrants issued by Legacy Complete Solaria, private warrants issued in a private placement at the time of FACT’s IPO, working capital warrants issued to certain equity holders of Legacy Complete Solaria, each exercisable for one share of Common Stock at an exercise price of $11.50 per share and expiring on July 18, 2028, our Series C-1 warrants exercisable for one share of Common Stock at an exercise price of $4.30 per share and expiring in January 2030, warrants issued to Silicon Valley Bank with exercise prices of $0.38 and $0.62 per share and expiring in 2033, our promissory note common stock warrants with an exercise price per share of $0.01 and expiring in October 2031, our common stock warrants issued in July 2023 with an exercise price of $0.01 per share and expiring in July 2028, or other common stock warrants issued in 2023 with an exercise price of $11.50 per share and expiring in July 2033, and certain warrants issued to service providers with an exercise price of $1.68 per share and expiring in June 2029; and

•        stock options and restricted stock units outstanding under our equity incentive plans and our outstanding inducement grants, covering an aggregate of 23,949,127 shares of Common Stock as of September 18, 2026.

Effect on Voting Rights and Authorized Share Capital Available for Future Issuance

Proportionate voting rights of the holders of the Company’s Common Stock will not be affected by the Reverse Stock Split, regardless of the reverse stock split ratio selected by the Board of Directors, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of the Common Stock due to the treatment of fractional shares in the Reverse Stock Split. For example, a holder of 1.0% of the voting power of the outstanding shares of the Company’s Common Stock immediately prior to the split effective time would continue to hold 1.0% of the voting power of the outstanding shares of Common Stock after the Reverse Stock Split, regardless of the reverse stock split ratio selected by the Board of Directors (other than as a result of the treatment of fractional shares).

Further, the total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 1,010,000,000 shares, consisting of 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (none of which are issued and outstanding). By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board of Directors believes such increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split, without a reduction in the number of shares authorized for issuance, would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board of Directors an effective increase in the authorized shares available for issuance, in its discretion. The Board of Directors from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of the Common Stock. If the Board of Directors authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Illustrative Effect on Shares Outstanding and Reserved

Assuming Reverse Stock Split ratios of 1-for-5, 1-for-20 and 1-for-35, the following table sets forth (a) the number of shares of our Common Stock outstanding as of September 18, 2026 and issuable or reserved for issuance under our equity incentive plans, convertible notes and warrants as of September 18, 2026 and prior to giving effect to the reverse stock split; and (b) (i) the number of shares of our Common Stock that would be issued and outstanding, (ii) the number of shares of our Common Stock that would be issuable for outstanding stock options and restricted stock units under our equity incentive plans and inducement grants, (iii) the number of shares of our Common Stock that would be reserved for future issuance under our equity incentive plans, (iv) the number of shares of our Common Stock that would be reserved for issuance under our Public Warrants, Private Warrants, Working Capital Warrants and other outstanding warrants, (v) the number of shares of our Common Stock that would be reserved for issuance under our 12% Notes, 7% Notes and 10% Notes, and (vi) the number of shares of our Common Stock that would be authorized under our Certificate of Incorporation, in each case giving effect to the Reverse Stock Split.

	Number of Shares before Reverse Stock Split	Number of Shares following Reverse Stock Split Reverse Stock Split Ratio of:
		1-for-5	1-for-20	1-for-35
Authorized
Outstanding	320,300,345	64,060,069	16,015,017	9,151,438
Issuable for Outstanding Awards under Equity Incentive Plans and Inducement Grants	23,949,127	4,789,825	1,197,456	684,258
Reserved for Future Issuance under Equity Incentive Plans	4,997,257	999,451	249,862	142,778
Reserved for Future Issuance under Warrants	25,182,242	5,036,448	1,259,111	719,494
Reserved for Future Issuance under 12% Notes	33,195,878	6,639,173	1,659,793	948,452
Reserved for Future Issuance under 7% Notes	36,428,653	7,285,733	1,821,434	1,040,816
Reserved for Future Issuance under 10% Notes	28,074,457	5,614,893	1,403,722	802,129
Authorized under our Certificate of Incorporation	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000

If this Proposal No. 2 is approved and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. Additionally, if this Proposal No. 2 is approved and our Board of Directors elects to effect the Reverse Stock Split, we would communicate to the public, prior to the split effective time, additional details regarding the Reverse Stock Split, including the specific ratio selected by our Board of Directors.

After the split effective time, the Common Stock will have a new CUSIP number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the split effective time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be listed on The Nasdaq Global Market under the symbol “SPWR,” although the Common Stock will trade under a new CUSIP number and will be quoted on a post-split basis. Our publicly traded warrants will continue to be listed under the symbol “SPWRW.”

Effect on the Equity Incentive Plans and Outstanding Awards

We currently maintain the SunPower Inc. 2023 Equity Incentive Plan (the “2023 Plan”), an employee stock purchase plan (the “ESPP”), certain legacy equity plans assumed or continued by the Company (the “Legacy Plans”), and certain outstanding inducement awards granted outside of our stockholder-approved plans in reliance on Nasdaq Listing Rule 5635(c)(4).

The 2023 Plan provides that, in the event of a specified type of change in the capital structure of the Company, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares subject to the 2023 Plan, (2) the class(es) and maximum number of shares that may be issued pursuant to the exercise of incentive stock options, and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards. Accordingly, if the Reverse Stock Split is effected, the plan administrator will make proportionate adjustments to the share reserve under the 2023 Plan, to the sublimit on shares issuable upon exercise of incentive stock options, and to the number of shares subject to, and the per share exercise or purchase price of, each outstanding award, in each case in accordance with the terms of the 2023 Plan. Corresponding proportionate adjustments will be made under the ESPP, the Legacy Plans and the outstanding inducement awards, in each case in accordance with their respective terms.

The number of shares of Common Stock that is automatically added to the share reserve under the 2023 Plan on January 1 of each year, which is calculated by reference to a percentage of the total number of shares of Common Stock outstanding on December 31 of the preceding year, will be calculated based on the post-split number of shares outstanding for periods following the split effective time.

No fractional shares will be issued under the equity incentive plans in connection with the Reverse Stock Split. Any fractional share resulting from an adjustment to an outstanding award will be treated in accordance with the terms of the applicable plan and award agreement.

Certain Risks Associated with the Reverse Stock Split

The principal risks associated with effecting the Reverse Stock Split include, but are not limited to, the following:

•        If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. We expect that the market price of the Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•        There can be no assurance that the Reverse Stock Split will result in any particular price for the Common Stock. As a result, the trading liquidity of the Common Stock may not necessarily improve, and may decline. A reduction in the number of shares outstanding may reduce the trading volume of the Common Stock and may make it more difficult for stockholders to sell their shares.

•        Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, would result in the intended benefits described above, that the per share trading price of our Common Stock would result in a sustained increase following the Reverse Stock Split, or that the per share trading price of our Common Stock would not decrease in the future.

•        There can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of the Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•        There can be no assurance that we will be able to regain or maintain compliance with the Bid Price Rule or satisfy the other continued listing standards of Nasdaq, and the Reverse Stock Split may not prevent a delisting of our Common Stock.

•        Because the number of issued and outstanding shares of Common Stock would decrease as a result of the Reverse Stock Split while the number of authorized shares of Common Stock would remain unchanged, the number of authorized but unissued shares of Common Stock will increase substantially on a relative basis. If the Company issues additional shares of Common Stock, then the ownership interest of the Company’s current stockholders would be diluted, possibly substantially. The Company has a number of outstanding arrangements, including Convertible Notes, warrants, equity purchase facilities and acquisition earn-out obligations, under which additional shares of Common Stock may be issued.

•        The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.

•        The Reverse Stock Split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

•        The Reverse Stock Split may increase the number of stockholders who own odd lots and, together with the rounding up of fractional shares, may result in a de minimis change to the relative ownership of individual stockholders.

The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares is likely to improve the trading price of the Common Stock and if the implementation of the Reverse Stock Split is determined by the Board of Directors to be in the best interests of the Company and its stockholders.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The text of the proposed Reverse Stock Split Amendment is attached hereto as Appendix A to this Proxy Statement. If the Company’s stockholders approve the Reverse Stock Split and if our Board of Directors still believes that the Reverse Stock Split is in the best interests of the Company, the Board of Directors will determine and fix the reverse stock split ratio out of the range approved by the Company’s stockholders and the split effective time, and the Company will file the Reverse Stock Split Amendment with the Delaware Secretary of State. The Board of Directors may delay effecting, or choose not to pursue, the Reverse Stock Split in its discretion without resoliciting stockholder approval.

Beneficial Owners of Shares of Common Stock Held in Street Name

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and for the treatment of fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Book Entry Shares of Common Stock

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company. These stockholders do not hold physical stock certificates evidencing their ownership of our Common Stock. However, they are provided with a statement reflecting the number of shares of our Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our Common Stock held following the Reverse Stock Split.

Registered Holders of Certificated Shares of Common Stock

Stockholders of record at the time of the Reverse Stock Split who hold shares of Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent, Continental Stock Transfer & Trust Company, after the split effective time that will contain the necessary materials and instructions on how stockholders should surrender their certificates, if any, representing shares of our Common Stock to the transfer agent. Stockholders should not destroy any stock certificate and should not submit any stock certificate until requested to do so.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the Nasdaq Global Market on the last trading day immediately preceding the split effective time. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they otherwise would be entitled to receive as a result of the Reverse Stock Split.

Stockholders should note that the cash payment in lieu of fractional shares is not a voluntary transaction on the part of the stockholder. The receipt of cash in lieu of fractional shares may result in a taxable transaction to the stockholders. See “Certain U.S. Federal Tax Consequences of the Reverse Stock Split” below for a discussion of the U.S. federal income tax consequences of the receipt of cash in lieu of fractional shares.

As of the Record Date, there were approximately 320,300,345 stockholders of record of the Common Stock. Upon stockholder approval of the Reverse Stock Split Amendment, if the Board elects to implement the Reverse Stock Split Amendment, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled, and where the funds are deposited, sums due for fractional interests that are not timely claimed after the split effective time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the Equity Plans, the number of shares of Common Stock issuable thereunder will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of the Code (as defined below).

No Dissenters’ or Appraisal Rights

Under the DGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split or the Reverse Stock Split Amendment, and the Company will not independently provide stockholders with any such right.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of the Common Stock, and the par value per share of our Common Stock will remain unchanged at $0.0001. As a result, as of the split effective time, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding, and all share and per share amounts for prior periods presented in our financial statements will be retroactively restated to reflect the Reverse Stock Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect — for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company — the Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the proposals being submitted to the Company’s stockholders for their consideration at the Annual Meeting, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Our Governing Documents contain other provisions that may have an anti-takeover effect, including the authorization of blank-check preferred stock, provisions specifying that the authorized number of directors may be changed only by resolution of the Board of Directors, provisions specifying that vacancies may be filled only by the affirmative vote of a majority of directors then in office, advance notice requirements for stockholder proposals and director nominations, limitations on the persons who may call a special meeting of stockholders, the absence of cumulative voting, and provisions in the Certificate of Incorporation restricting business combinations with interested stockholders that are similar to Section 203 of the DGCL (from which the Company has opted out).

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. Because fractional shares will be rounded up to whole shares rather than cashed out, the Reverse Stock Split is not expected to reduce the number of holders of record of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 2, except to the extent of their ownership in shares of our Common Stock and securities convertible into or exercisable for Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of Common Stock. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Department of the Treasury regulations promulgated thereunder (the “Regulations”), and judicial and administrative authorities, rulings, and decisions, all as in effect as of the date of this Proxy Statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is not a complete description of all of the tax consequences of the Reverse Stock Split and, in particular, does not address any tax consequences arising under the laws of any U.S. state, local, or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. This discussion does not address the Medicare contribution tax on net investment income. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. No opinion of counsel regarding such matters will be obtained. There can be no assurance that the IRS or a court will agree with the conclusions set forth in this discussion.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” as defined in the Code have the authority to control all of its substantial decisions or (b) the trust was in existence on August 20, 1996, and has made a valid election under applicable Regulations to be treated as a U.S. trust; or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source.

The following discussion applies only to U.S. holders of the Company’s Common Stock who hold such shares as a capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (e.g., dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; mutual funds; tax-exempt organizations; holders subject to special tax accounting rules under Section 451(b) of the Code; holders subject to the alternative minimum tax provisions of the Code; partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, or investors in any of the foregoing; holders whose functional currency is not the U.S. dollar; holders of SunPower equity awards, including SunPower restricted stock units, stock options, and other forms of compensation; holders who hold Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who acquire Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and holders who actually or constructively own 5% or more of the Common Stock).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partnership level. Any such entity or arrangement and its partners are urged to consult their own tax advisors regarding the tax consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to be treated as a tax-free “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Accordingly, assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share, as discussed below. A U.S. holder’s aggregate adjusted tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. The Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices are urged to consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss generally should be long term if such pre-reverse split shares were held for more than one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the Reverse Stock Split. A U.S. holder of Common Stock generally will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Determining the actual tax consequences of the Reverse Stock Split to a U.S. holder may be complex and will depend on such holder’s particular circumstances and on factors that are not within the Company’s control. THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. EACH U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY U.S. STATE, LOCAL, NON-U.S., AND OTHER TAX LAWS, AS WELL AS ANY CHANGES IN THOSE LAWS.

Vote Required

To be approved by the stockholders, this Proposal No. 2 requires the affirmative vote of a majority of the votes cast on this proposal in accordance with Section 242(d)(2) of the DGCL. You may vote “For,” “Against” or “Abstain” on this proposal. Abstentions are not votes cast on this proposal and will have no effect on this proposal, and broker non-votes, if any, will have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A RATIO RANGING FROM 1-FOR-5 TO 1-FOR-35, WITH THE EXACT RATIO TO BE SET WITHIN THAT RANGE AT THE DISCRETION OF OUR BOARD OF DIRECTORS, PRIOR TO DECEMBER 31, 2026, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transition from Deloitte to BDO

On August 1, 2024, we notified Deloitte & Touche LLP (“Deloitte”) of its dismissal, effective as of the same day, as our independent registered public accounting firm. Deloitte served as our independent registered public accounting firm since the closing of the Business Combination. The decision to change the independent public accounting firm was approved by our Audit Committee.

During the years ended December 31, 2022 and 2023 and the subsequent interim period through July 31, 2024, there were no: (1) disagreements with Deloitte within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except with respect to the material weaknesses as described below and in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.

As previously disclosed in our Annual Report on Form 10-K for fiscal 2023, we determined that material weaknesses in our internal control over financial reporting existed because (a) we did not have sufficient full-time accounting personnel, (i) to enable appropriate reviews over the financial close and reporting process, (ii) to allow for appropriate segregation of duties, and (iii) with the requisite experience and technical accounting knowledge to identify, review and resolve complex accounting issues under generally accepted accounting principles in the U.S., and (b) with respect to inventory controls related to the completeness, existence, and cut-off of the inventories held at third parties, and controls related to the calculation of adjustments to inventory for items considered excessive and obsolete. Additionally, we did not adequately design and/or implement controls related to conducting a formal risk assessment process.

The audit reports of Deloitte on our consolidated financial statements as of and for the years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about our ability to continue as a going concern in Deloitte’s audit opinions dated April 6, 2023 and April 1, 2024.

We provided Deloitte with a copy of the auditor change disclosures prior to filing them with the SEC in our Current Report on Form 8-K on August 1, 2024 (the “Form 8-K”) and requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agreed with the statements made in the Form 8-K, as specified by Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter dated August 1, 2024 was filed as Exhibit 16.1 to the Form 8-K.

On August 1, 2024, following the dismissal of Deloitte, the Audit Committee, after a competitive process to review the appointment of the Company’s independent registered public accounting firm, approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm.

During our fiscal years ended December 31, 2022 and 2023 and through July 31, 2024, neither the Company, nor anyone on its behalf, consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services billed by BDO, our independent registered public accounting firm, for fiscal years 2025 and 2024. All of the services described in the following fee table were approved by the Audit Committee.

	Year Ended December 28, 2025	Year Ended December 29, 2024
	(in thousands)	(in thousands)
Audit Fees(1)	$2,457	$2,601
Audit-Related Fees(2)	286	4,621
Tax Fees(3)	521	—
All Other Fees	—	—
Total Fees	$3,264	$7,222

____________

(1)      Audit Fees — This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, if applicable, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)      Audit-Related Fees — This category generally consists of assurance and related services, such as due diligence related to acquisition, business combination and finance offering.

(3)      Tax Fees — This category consists of services for tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

Our Audit Committee has procedures in place for the pre-approval of all audit services, audit-related services, tax services, and other services rendered by our independent registered public accounting firm. Our Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, P.C. as our independent registered public accounting firm for the 2026 fiscal year. After consideration of BDO’s qualifications and past performance, the Audit Committee has selected, and the Board of Directors has ratified the selection of, BDO as our independent registered public accounting firm for the fiscal year ending January 3, 2027. The Board of Directors has directed that management submit the selection of BDO for ratification by our stockholders at the Annual Meeting. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee or the Board of Directors, in their discretion, may direct the appointment of different independent auditors at any time during our fiscal year if they determine that such a change would be in the best interests of SunPower and our stockholders.

Vote Required

The affirmative vote of the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of BDO as our independent registered public accounting firm. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered a “routine” matter on which brokers may exercise discretionary authority in the absence of timely instructions from their customers and, accordingly, we do not expect broker non-votes to exist with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2027.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market LLC and the rules and regulations of the SEC. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

With respect to SunPower’s financial reporting process, its management is responsible for establishing and maintaining internal controls and preparing its financial statements. SunPower’s independent registered public accounting firm is responsible for performing an independent audit of SunPower’s financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2025 with management and BDO USA, P.C. (“BDO”). The Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed with BDO its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in SunPower’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Ronald Pasek (Chairperson)
Adam Gishen
Lothar Maier
Bernard Gutmann

This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to our 2023 Plan, outstanding inducement grants, the ESPP and our Legacy Plans as of December 28, 2025.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	22,527,967	$2.5375	19,818,117
Equity compensation plans not approved by stockholders	5,500,000	—	—
Total	28,027,967	$2.5375	19,818,117

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of September 18, 2026, by:

•        each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•        each of our Directors and director nominees;

•        each of our named executive officers; and

•        all of our Directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right; (b) the conversion of a security; (c) the power to revoke a trust, discretionary account or similar arrangement; or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

This table is based upon information supplied by officers, Directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. Applicable percentages are based on 320,300,345 shares of Common Stock outstanding as of September 18, 2026, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock Outstanding
5% or Greater Stockholders:
Thurman J. (T.J.) Rodgers(2)	66,307,206	19.2%
Foris Ventures, LLC(3)	43,196,259	13.4%
Crosslink Capital, Inc.(4)	19,677,291	6.1%
Chicken Parm Pizza LLC(5)	19,195,754	5.8%
Executive Officers, Incumbent Directors and Director Nominees:
Thurman J. (T.J.) Rodgers(2)	66,307,206	19.2%
Devin Whatley(6)	8,985,147	2.8%
William J. Anderson(7)	4,853,754	1.5%
Antonio R. Alvarez(8)	201,029	*
Daniel Foley(9)	77,441	*
Tidjane Thiam(10)	292,825	*
Adam Gishen(11)	719,686	*
Ronald Pasek(12)	225,459	*
Chris Lundell(13)	396,714	*
Lothar Maier(14)	243,169	*
J. Daniel McCranie(15)	2,759,279	*
Bernard Gutmann	—	—
Jamie Haenggi	—	—
Jeanne Nguyen	114,012	*
Tom Kowalczuk(16)	1,000,000	*
All Directors and executive officers as a group (15 persons)	86,175,721	24.5%

____________

*        Less than one percent.

(1)      Unless otherwise indicated, the business address of each of the directors and executive officers of the Company listed in the table is c/o SunPower Inc., 1403 North 630 East, Orem, UT 84097.

(2)      Includes (i) 485,562 shares held by Rodgers Capital, LLC, (ii) 8,842 shares held by Thurman J. Rodgers, (iii) 36,687,593 shares held by the Rodgers Massey Revocable Living Trust, (iv) 2,471,485 shares held by the Rodgers Massey Freedom and Free Markets Charitable Trust, (v) 724,416 shares issuable pursuant to warrants exercisable within 60 days of September 18, 2026, (vi) 116,601 shares issuable pursuant to stock options and restricted stock units exercisable or settleable within 60 days of September 18, 2026, (vii) 463,589 shares of Common Stock issued to the TJ Rodgers 2012 Irrevocable Trust dtd 12/26/12, for which Mr. Rodgers serves as trustee, and (viii) 463,589 shares of Common Stock issued to the Valeta Massey 2012 Irrevocable Trust dtd 12/26/12, for which Mr. Rodger’s spouse serves as trustee. Additionally, the number of shares reflected in the table above includes shares issuable upon conversion of the following Convertible Notes: (a) the Rodgers Massey Revocable Living Trust holds $18,000,000 principal amount of 12% Notes convertible into 10,714,285 shares of Common Stock, (b) the Rodgers Massey Revocable Living Trust and the Rodgers Massey Freedom and Free Markets Charitable Trust hold an aggregate of $8,000,000 principal amount of 7% Notes convertible into a total of 4,678,362 shares of Common Stock, (c) the Rodgers Massey Revocable Living Trust holds $5,000,000 principal amount of 12% Notes issued in July 2025 that are convertible into 2,793,296 shares of Common Stock, (d) the Rodgers Massey Freedom and Free Markets Charitable Trust holds an additional $2,000,000 principal amount of 12% Notes issued in November 2025 that are convertible into 1,253,918 shares of Common Stock, (e) the Rodgers Massey Freedom and Free Markets Charitable Trust holds an additional $3,300,000 principal amount of 12% Notes issued in January 2026 that are convertible into 1,783,783 shares of Common Stock, (f) the Rodgers Massey Revocable Living Trust holds $5,000,000 principal amount of 10% Notes convertible into 3,051,571 shares of Common Stock, and (g) the Rodgers Massey Freedom and Free Markets Charitable Trust hold an aggregate of $1,000,000 principal amount of 10% Notes convertible into a total of 610,314 shares of Common Stock.

(3)      Includes: (i) 40,023,511 shares of Common Stock currently outstanding and held by Foris Ventures, LLC (“FV”) (ii) 3,051,572 shares of Common Stock issuable to FV upon conversion of the indebtedness outstanding under that the 10% Notes issued by the Company to FV as of September 18, 2026, and (iii) 121,176 shares of Common Stock issuable to FV upon exercise of a warrant issued to FV on July 18, 2023. Barbara Hager, the manager of FV, may be deemed to have sole power to vote and dispose of these securities. The Vallejo Ventures Trust U/T/A 2/12/96 (“VVT”), the member of FV, may be deemed to have sole power to vote and dispose of these securities, and L. John Doerr and Ann Doerr, the trustees of VVT, and Barbara Hager, the special trustee of VVT, may be deemed to have shared power to vote and dispose of these securities. The address of the principal business office of the foregoing is 1180 San Carlos Avenue, #717 San Carlos, CA 94070.

(4)      Consists of 19,667,291 shares of Common Stock currently outstanding and held by funds advised by Crosslink Capital, Inc. Michael Stark is a control person of Crosslink Capital, Inc. The address of the principal business office of the foregoing is 2180 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(5)      Consists of (i) 10,346,197 shares of common stock and (ii) 8,849,557 shares of common stock issuable upon conversion of 10% Notes held by Chicken Parm Pizza LLC. The business address of Chicken Parm Pizza LLC is 1750 West 11400 South, Suite 110, South Jordan, Utah 84095.

(6)      Includes (i) 5,832,054 shares held by Ecosystem Integrity Fund II, L.P., of which Mr. Devin Whatley is the managing member of the general partner, (ii) 198,346 shares held by EIF CS SPV LLC, and (iii) 2,369,253 shares issuable pursuant to warrants exercisable within 60 days of September 18, 2026. Mr. Whatley serves as a director of the Company. The business address of each of Ecosystem Integrity Fund II, L.P., EIF CS SPV LLC and Mr. Whatley is 20 Richelle Court, Lafayette, California 94549. Also includes (i) 393,545 shares of Common Stock purchased by a living trust for which Mr. Whatley and his spouse are trustees, (ii) 103,825 shares of Common Stock issuable upon settlement of restricted stock units, and (iii) 88,124 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026.

(7)      Includes (i) 2,305,761 shares of Common Stock, (ii) 671,738 shares of Common Stock issued or issuable upon settlement of restricted stock units, (iii) 1,735,068 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026, and (iv) 141,187 shares issuable pursuant to warrants exercisable within 60 days of September 18, 2026.

(8)      Includes (i) 106,577 shares of Common Stock issued or issuable upon settlement of restricted stock units and (ii) 94,452 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026.

(9)      Includes 77,441 shares of Common Stock.

(10)    Includes (i) 80,245 shares of Common Stock and 106,011 shares of Common Stock issued or issuable upon settlement of restricted stock units, (ii) 12,117 shares issuable pursuant to warrants exercisable within 60 days of September 18, 2026, and (iii) 94,452 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026.

(11)    Includes (i) 29,515 shares of Common Stock and 110,656 shares of Common Stock issued or issuable upon settlement of restricted stock units, (ii) 480,000 shares issuable pursuant to warrants exercisable within 60 days of September 18, 2026, and (iii) 99,515 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026

(12)    Includes (i) 112,022 shares of Common Stock issued or issuable upon settlement of restricted stock units and (ii) 113,437 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026.

(13)    Includes (i) 103,825 shares of Common Stock issued or issuable upon settlement of restricted stock units and (ii) 292,889 shares issuable pursuant to stock options exercisable within 60 days of September 18, 2026.

(14)    Includes 243,169 shares of Common Stock issued or issuable upon settlement of restricted stock units.

(15)    Includes (i) 438,596 shares of Common Stock issuable upon conversion of $750,000 principal amount of 7% Notes held by the Dan and Kathy McCranie 2000 Revocable Trust, and (ii) 1,243,169 shares of Common Stock issued or issuable upon settlement of restricted stock units. Mr. McCranie serves as trustee of the Dan and Kathy McCranie 2000 Revocable Trust. Mr. McCranie disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein.

(16)    Includes 1,000,000 shares of Common Stock issued or issuable upon settlement of restricted stock units.

EXECUTIVE COMPENSATION

SunPower has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for all individuals serving as SunPower’s principal executive officer during 2025, the two most highly compensated executive officers of SunPower, other than the principal executive officer, whose total compensation for 2025 exceeded $100,000 and who were serving as executive officers as of December 28, 2025, and up to two additional individuals for whom disclosure under the applicable rules would have been provided but for the fact that such individuals were not serving as executive officers at the end of 2025. SunPower refers to these individuals as “named executive officers.” For fiscal 2025, the Company’s named executive officers were:

•        Thurman J. (T.J.) Rodgers, our Chief Executive Officer and Executive Chairman;

•        Jeanne Nguyen, our former Chief Accounting Officer and former Interim Chief Financial Officer; and

•        Daniel Foley, our former Chief Financial Officer.

We believe our compensation program should promote the success of our Company and align executive incentives with the long-term interests of its stockholders. Our current compensation programs reflect our startup origins in that they consist primarily of salary and equity-based awards. As SunPower’s needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

During 2025 and 2024, Mr. Rodgers did not receive any separate compensation in his role as our Chief Executive Officer.

Summary Compensation Table

The following table shows information regarding the compensation of SunPower’s named executive officers for services performed in the fiscal year ended December 28, 2025 and in the fiscal year ended December 29, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Thurman J. (T.J.) Rodgers	2025	—	—	—	—		—		—
Chief Executive Officer	2024	—	—	—	—		—		—
Jeanne Nguyen(2)	2025	$350,000	$1,500	$—	$1,534		$—		$353,034
Former Chief Accounting Officer and former and Former Interim Chief Financial Officer	2024	58,300	—	—	237,046		—		295,346
Daniel Foley(3)	2025	233,333	1,500	—	455,000	(4)	100,000	(3)	789,833
Former Chief Financial Officer	2024	161,947	—	780,000(5)	—		—		941,947

____________

(1)      Amounts reported in this column do not reflect the amounts actually received by SunPower’s named executive officers. Instead, these amounts reflect the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718, Stock-based Compensation. See “Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 15 — Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Unless otherwise noted in the footnotes below, the shares underlying these options vest in 48 equal monthly installments, subject to the named executive officer’s continued service at each vesting date.

(2)      Ms. Nguyen joined the Company in September 2024 and was appointed as our Interim Chief Financial Officer in July 2025. Ms. Nguyen’s base salary amount was pro-rated for 2024. On February 2, 2026, Ms. Nguyen resigned as the Interim Chief Financial Officer, and served as our Chief Accounting Officer. Ms. Nguyen departed from the Company effective July 8, 2026.

(3)      Mr. Foley resigned as our Chief Financial Officer in July 2025. Mr. Foley’s base salary amount is pro-rated for 2025, and the amount reflected as All Other Compensation comprises cash payments made in connection with his separation from the Company. In connection with Mr. Foley’s separation from the Company on July 25, 2025, the Company accelerated the vesting of 57,741 restricted stock units (equal to $100,000), in accordance with the terms of his separation agreement.

(4)      Includes 250,000 restricted stock units issued in April 2025, of which 19,970 of the RSUs were vested at the time of Mr. Foley’s separation from the Company. Upon Mr. Foley’s separation, the remaining unvested restricted stock units were canceled.

(5)      20% of the total shares underlying this option award vested on July 1, 2025. Upon Mr. Foley’s separation from the Company, the remaining unvested shares underlying this option were forfeited.

Outstanding Equity Awards at December 28, 2025

The following table presents information regarding the outstanding option awards and restricted stock units held by each of the named executive officers as of December 28, 2025:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Thurman J. (T.J.) Rodgers	12/3/2023	12/3/2024	37,500	(2)	—	$1.14	12/2/2033	—	$—
	12/3/2023	12/3/2024	79,101	(2)	—	$1.14	12/2/2033	—	—
Jeanne Nguyen	10/14/2024	10/14/2024	—		—	—	—	121,968	197,588
Daniel Foley	6/11/2024	7/1/2025	—		—(4)	$1.56	—	—	—

____________

(1)      All option awards were granted pursuant to the 2023 Plan. Market value is based on a share price of $1.62 at the close of business on December 26, 2025.

(2)      100% of the total shares underlying the option award vested on the one-year anniversary of the grant date.

(3)      Ms. Nguyn departed from the Company effective July 8, 2026, and no further equity awards vested after that date.

(4)      20% of the total shares underlying the option award vested on July 1, 2025. As a result of Mr. Foley’s separation from the Company, no further portion of the options are exercisable and the unvested portions of the options expired.

Employment Arrangements with Named Executive Officers

Each of SunPower’s named executive officers is or was an at-will employee.

Thurman J. Rodgers

Mr. Rodgers is not currently a party to any employment agreement or other understanding with respect to compensation as our Chief Executive Officer. Mr. Rodgers did not receive separate compensation in his role as Chief Executive Officer during 2024 or 2025.

Jeanne Nguyen

On October 3, 2024, we entered into an employment agreement with Jeanne Nguyen in connection with her appointment as Chief Accounting Officer. Pursuant to the agreement, Ms. Nguyen was entitled to an annual base salary of $350,000 and is eligible to receive an annual bonus with a target of 50% of her base salary, subject to the achievement of performance objectives and the financial condition of the Company. Her employment was at-will and did not provide for any severance benefits. Ms. Nguyen departed from the Company effective July 8, 2026.

Daniel Foley

On June 7, 2024, we entered into an executive employment agreement with Mr. Foley, which became effective on July 1, 2024 (the “Foley Agreement”). Pursuant to the Foley Agreement, Mr. Foley was entitled to a base salary of $275,000 per year, and he was eligible for an annual bonus of 50% of his gross salary. Mr. Foley also received an option to purchase 500,000 shares of our Common Stock, subject to a five-year vesting schedule. The Foley Agreement also provided that if Mr. Foley’s employment was terminated for any reason other than cause (as defined in the Foley Agreement), death or disability, or if he resigned for good reason (as defined in the Foley Agreement), and provided that in either case such termination constituted a separation from service (as defined in the Foley Agreement), then subject to Mr. Foley executing a release agreement in the Company’s favor, and continuing to comply with all of his obligations to the Company and its affiliates, he was entitled to receive the following benefits:

(a) payment of Mr. Foley’s earned but unpaid base salary; (b) payment of any unpaid bonus with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment of any vested benefits to which he was entitled under any applicable plans and programs of the Company; and (d) a severance payment equal to six months of Mr. Foley’s then base salary plus a pro rata portion of Mr. Foley’s bonus with respect to the fiscal year in which such termination or such resignation occurs.

In connection with Mr. Foley’s resignation from the Company, the Company and Mr. Foley entered into a settlement and release agreement in August 2025 pursuant to which Mr. Foley received (a) cash severance payments in the total amount of $100,000 and (b) 57,741 fully-vested restricted stock units.

Tom Kowalczuk

Effective June 30, 2026, the Company appointed Tom Kowalczuk as its Chief Financial Officer. In connection with such appointment, on June 26, 2026, the Company entered into an offer letter (the “Offer Letter”) with Mr. Kowalczuk in connection with his employment as Chief Financial Officer. Pursuant to the Offer Letter, Mr. Kowalczuk will have an annual base salary of $400,000 and an annual target bonus opportunity of 50% of his base salary. Mr. Kowalczuk will be granted 1,000,000 RSUs as an employment inducement award under applicable Nasdaq rules, of which the first 20% of the RSUs will be subject to a 12-month “cliff” vesting provision and with the remainder vesting ratably on an annual basis over the course of the following four years.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, SunPower seeks to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability.

Bonuses

Beginning January 1, 2024, each of our named executive officers (other than Mr. Rodgers) was eligible for an annual bonus of 50% of such officer’s annual gross salary, based on criteria determined by our Board of Directors, including, but not limited to, the satisfaction of minimum performance standards, and the achievement of budgetary and other objectives, set by our Board of Directors in its sole and absolute discretion. None of our named executive officers received a cash bonus during 2024. During 2025, each of Ms. Nguyen and Mr. Foley received a $1,500 cash bonus.

Executive Compensation Governance

SunPower’s Compensation Committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by SunPower are intended to provide for compensation that is sufficient to attract, motivate and retain executives of SunPower and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Nonqualified Deferred Compensation

SunPower’s named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by SunPower during fiscal 2024 or 2025. The Board of Directors may elect to provide officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.

Pension Benefits

SunPower’s named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by SunPower during fiscal 2024 or 2025.

Employee Benefit Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as SunPower believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. SunPower believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. In July 2023, our Board of Directors adopted the 2023 Equity Incentive Plan, as subsequently amended (the “2023 Plan”) and the Employee Stock Purchase Plan (the “ESPP”). The 2023 Plan and the ESPP became effective immediately upon the Closing of the Business Combination.

Below is a description of the 2023 Plan, the ESPP, Complete Solaria’s 2022 Stock Plan (the “2022 Plan”), Complete Solaria’s 2011 Stock Plan (the “2011 Plan”), Complete Solaria’s 2016 Stock Plan (the “2016 Plan”) and Complete Solaria’s 2006 Stock Plan (the “2006 Plan”). The 2022 Plan is the successor of the 2021 Stock Plan of Legacy Complete Solaria, which was amended and assumed by Complete Solaria in connection with a merger transaction completed prior to the Business Combination by Complete Solaria (the “Prior Transaction”). The 2011 Plan is the 2011 Stock Plan of Legacy Complete Solaria that was assumed by Complete Solaria in the Prior Transaction. The 2022 Plan, 2016 Plan, 2011 Plan and 2006 Plan are collectively referred to as the “Legacy Plans”.

The 2016 Plan and the 2006 Plan are the stock plans of Solaria that were assumed by Complete Solaria (n/k/a SunPower) in the Prior Transaction.

2023 Plan

In July 2023, our Board of Directors adopted and our stockholders approved the 2023 Plan. The 2023 Plan became effective immediately upon the closing. At our 2025 annual meeting of stockholders, our stockholders approved the first amendment to the 2023 Plan and at our special meeting of stockholders in March 2026, our stockholders approved the second amendment to the 2023 Plan. As amended, a total of 44,573,109 shares of common stock are reserved for issuance under the 2023 Plan.

Eligibility.    Any individual who is an employee of the Company or any of its affiliates, or any person who provides services to the Company or its affiliates, including consultants and members of the Company’s Board, is eligible to receive awards under the 2023 Plan at the discretion of the plan administrator.

Awards.    The 2023 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of the Company’s affiliates.

Authorized Shares.    A maximum number of 44,573,109 shares of the Company’s common stock may be issued under the 2023 Plan (which number of shares of common stock includes additional shares of common stock available for issuance as a result of the automatic increase thereto as of January 1, 2026 as contemplated by the next sentence). In addition, the number of shares of the common stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to the lesser of (1) 4% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of common stock determined by SunPower’s Board prior to the date of the increase.

The unused shares subject to stock awards granted under the 2023 Plan that expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2023 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, will, as applicable, become or again be available for stock award grants under the 2023 Plan.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $1,000,000 in total value or (2) if such non-employee director is first appointed or elected to the Company’s Board during such calendar year, $1,500,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Plan Administration.    SunPower’s Board, or a duly authorized committee thereof, will administer the 2023 Plan and is referred to as the “plan administrator” herein. The Company’s Board may also delegate to one or more of the Company’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2023 Plan, the Company’s Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant. Options granted under the 2023 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2023 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with the Company or any of the Company’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with the Company or any of the Company’s affiliates ceases due to death or disability, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death, or 12 months following the date of disability. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of the Company’s common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of the Company’s common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of the Company’s common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards will generally be granted in consideration for a participant’s services, but may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of the Company’s common stock, a combination of cash and shares of the Company’s Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with the Company ends for any reason, the Company may receive any or all of the shares of the Company’s Common Stock held by the participant that have not vested as of the date the participant terminates service with the Company through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. A stock appreciation right granted under the 2023 Plan vests at the rate specified in the stock appreciation rights agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of the Company’s Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation rights agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2023 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with the Company or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.    The 2023 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Company’s common stock.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to the Company’s common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure.    In the event there is a specified type of change in the capital structure of the Company, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares subject to the 2023 Plan, (2) the class(es) and maximum number of shares that may be issued pursuant to the exercise of incentive stock options, and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.    The following applies to stock awards under the 2023 Plan in the event of a corporate transaction (as defined in the 2023 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with the Company or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2023 Plan may be assumed, or continued by any surviving or acquiring corporation (or its parent company), or new awards may be issued by such surviving or acquiring corporation (or its parent company) in substitution of such awards, and any reacquisition or repurchase rights held by the Company with respect to the stock award may be assigned to the Company’s successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction). Any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of the Company’s common stock in connection with the corporate transaction, over (ii) if applicable, any per share exercise price payable by such holder.

Plan Amendment or Termination.    The Company’s Board has the authority to amend, suspend, or terminate the 2023 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of the Company’s stockholders. No ISOs may be granted after the tenth anniversary of the date the Board adopts the 2023 Plan. No stock awards may be granted under the 2023 Plan while it is suspended or after it is terminated.

Complete Solaria 2023 Employee Stock Purchase Plan

In July 2023, our Board of Directors adopted and our stockholders approved the 2023 Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective immediately upon the Closing of the Business Combination.

Administration.    The Board of Directors, or a duly authorized committee thereof, administers the ESPP.

Limitations.    Our employees and the employees of any of our designated affiliates, as designated by the Board of Directors, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with the Company or one of its affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with the Company or one of its affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the Board of Directors may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s common stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of the Company’s common stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of the Company’s common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of the Company’s common stock on any purchase date during the offering period is less than or equal to the fair market value of a share of the Company’s common stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Payroll Deductions.    The ESPP permits participants to purchase shares of the Company’s common stock through payroll deductions. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of the Company’s common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with the Company and its related corporations.

Withdrawal.    Participants may withdraw from an offering by delivering a withdrawal form to the Company and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the plan Administrator. Upon such withdrawal, the Company will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment.    A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by the Company or any of its parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, the Company will distribute to the participant his or her accumulated but unused contributions, without interest.

Corporate Transactions.    In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and the participants’ accumulated contributions will be used to purchase shares of the Company’s common stock within ten business days (or such other period specified by the plan administrator) prior to the corporate transaction, and the participants’ purchase rights will terminate immediately thereafter.

Amendment and Termination.    The Board of Directors has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of the Company’s stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the Board of Directors in accordance with the terms of the ESPP.

2022 Plan

Background; Termination and No Further Grants Under 2022 Stock Plan.    Complete Solaria’s Board of Directors adopted, and Complete Solaria’s stockholders approved, the 2022 Plan in October 2022 in connection with the Prior Transaction. The 2022 Plan amended and restated Legacy Complete Solaria’s 2021 Stock Plan.

The 2022 Plan terminated when the 2023 Plan became effective upon the consummation of the Business Combination. However, any outstanding awards granted under the 2022 Plan remain outstanding, subject to the terms of Complete Solaria’s 2022 Plan and award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms.

As of December 28, 2025, there were outstanding awards relating to 305,749 shares of the Company’s common stock under the 2022 Plan and the other Legacy Plans, collectively.

Stock Awards.    The 2022 Plan provides for the grant of incentive stock options (“ISOs”) and nonstatutory stock options to purchase shares of the Company’s common stock and restricted stock awards (collectively, “stock awards”). ISOs may be granted only to the Company’s employees and the employees of any parent corporation or subsidiary corporation. All other awards may be granted to the Company’s employees, non-employee directors and consultants and the employees and consultants of the Company’s affiliates.

If a stock award granted under the 2022 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of the Company’s common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2022 Plan (in the event that the 2023 Plan does not become effective as described in the preceding paragraph). In addition, the following types of shares of the Company’s common stock under the 2022 Plan may become available for the grant of new stock awards under the 2022 Plan: (1) shares that are forfeited to or repurchased by the Company prior to becoming fully vested; (2) shares retained to satisfy income or employment withholding taxes; (3) shares retained to pay the exercise or purchase price of a stock award; or (4) shares surrendered pursuant to an option exchange program.

Administration.    The Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2022 Plan. The Board of Directors may also delegate to one or more officers the authority to (1) designate employees (other than other officers or directors) to be recipients of certain stock awards, and (2) grant stock awards to such individuals within parameters specified by the Board of Directors. Subject to the terms of the 2022 Plan, the plan administrator determines the award recipients, dates of grant, the numbers and types of stock awards to be granted and the applicable fair market value and the provisions of the stock awards, including the period of their exercisability, the vesting schedule applicable to a stock award and any repurchase rights that may apply. The plan administrator has the authority to modify outstanding awards, including reducing the exercise, purchase or strike price of any outstanding stock award, canceling any outstanding stock award in exchange for new stock awards, cash or other consideration or taking any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options.    ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2022 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of the Company’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to disability or death, or an optionholder dies within 3 months following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following such disability or death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of the Company’s common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash; (2) check; (3) to the extent permitted under applicable laws, a promissory note; (4) cancellation of indebtedness; (5) other previously owned Company shares; (6) a cashless exercise; (7) such other consideration and method of payment permitted under applicable laws; or (8) any combination of the foregoing methods of payment.

Tax Limitations on Incentive Stock Options.    The aggregate fair market value, determined at the time of grant, of the Company’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of the Company or that of any of its affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Incentive Stock Option Limit.    The maximum number of shares of the Company’s common stock that may be issued upon the exercise of ISOs under the 2022 Plan is 6,677,960 shares plus, to the extent permitted by applicable law, any shares that again become available for issuance under the 2022 Plan.

Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. The permissible consideration for restricted stock awards is the same as apply to stock options. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in the Company’s favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by the Company upon the participant’s cessation of continuous service for any reason.

Changes to Capital Structure.    In the event that there is a specified type of change in the Company’s capital structure, including without limitation a stock split or recapitalization, extraordinary divided payable in a form other than shares in an amount that has a material effect on the fair market value of the Company’s common stock, or any increase or decrease in the number of issued shares effected without receipt of consideration by the Company, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2022 Plan, and (2) the class and number of shares and price per share of stock (including any repurchase price per share) subject to outstanding stock awards.

Corporate Transactions.    The 2022 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between the Company and the award holder, each outstanding award (vested or unvested) will be treated as the plan administrator determines, including (without limitation) taking one or more of the following actions with respect to each stock award, contingent upon the closing or completion of the transaction: (1) arranging for the assumption, continuation or substitution of the stock award by a successor corporation, (2) arranging for the assignment of any reacquisition or repurchase rights held by the Company in respect of the Company’s common stock issued pursuant to the stock award to a successor corporation, or (3) canceling the stock award in exchange for a cash payment, or no payment, as determined by the plan administrator (including a payment equal to the excess, if any, of the fair market value of the shares as of the closing date of such corporate transaction over any exercise or purchase price payable by the holder (which payment may be delayed to the same extent that payment of consideration to the holders of the Company’s common stock in connection with the transaction is delayed as a result of any escrow, holdback, earnout or similar contingencies). The plan administrator is not obligated to treat all stock awards or portions thereof in the same manner, and the plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

Under the 2022 Plan, a significant corporate transaction is generally the consummation of (1) a transfer of all or substantially all of the Company’s assets, (2) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owners of more than 50% of the Company’s then-outstanding capital stock, or (3) a merger, consolidation or other capital reorganization or business combination transaction of the Company with our into another corporation, entity or person.

Transferability.    A participant generally may not transfer stock awards under the 2022 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan.

Amendment and Termination.    The Board of Directors has the authority to amend, suspend or terminate the 2022 Plan, provided that, with certain exceptions, such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. Unless terminated sooner by the Board of Directors, the 2022 Plan will automatically terminate in October 2032. No stock awards may be granted under the 2022 Plan while it is suspended or terminated.

2011 Plan

Background; Termination and No Further Grants under 2011 Stock Plan.    Legacy Complete Solaria’s Board of Directors adopted the 2011 Plan in January 2011 and was amended from to time by Legacy Complete Solaria’s Board of Directors and its stockholders.

The 2011 Plan was terminated in November 2021 in connection with Complete Solaria’s adoption of the 2022 Plan, and no new awards may be granted under it. The 2011 Plan was assumed by Complete Solaria in connection with the Prior Transaction. Outstanding awards granted under the 2011 Plan remain outstanding, subject to the terms of the 2011 Plan and award agreements, until such outstanding options are exercised or terminate or expire by their terms.

As of December 28, 2025, there were outstanding awards relating to 305,749 shares of our common stock under the 2011 Plan and the other Legacy Plans, collectively.

Plan Administration.    The Board of Directors or a duly authorized committee of the Board of Directors administers the 2011 Plan and the awards granted under it.

Capitalization Adjustments.    In the event that any change is made in, or other events occur with respect to, the Company’s common stock subject to the 2011 Plan or any stock award, such as certain mergers, consolidations, reorganizations, recapitalizations, dividends, stock splits, or other similar transactions, appropriate adjustments will be made to the classes, number of shares subject to, and price per share and repurchase price, if applicable, of any outstanding stock awards.

Corporate Transactions.    In the event of a sale of all or substantially all of our assets or our merger, consolidation or other capital reorganization or business combination transaction with or into another corporation, entity or person, our 2011 Plan provides that any surviving or acquiring corporation (or parent thereof) may assume or substitute such outstanding awards and any reacquisition or repurchase rights may be assigned to such surviving or acquiring corporation (or parent thereof), or such awards may be terminated in exchange for a payment of cash, securities and/or other property equal to the excess of the fair market value of the portion of the stock subject to such awards vested and exercisable as of immediately prior to the consummation of such corporate transaction. If the surviving or acquiring corporation (or parent thereof) does not assume or substitute outstanding awards in the corporate transaction, or exchange such awards for a payment, then each such outstanding award shall terminate upon consummation of the corporate transaction.

Change in Control.    In the event of a change in control (as defined in the 2011 Plan), a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as may be provided in the stock award agreement or in any other written agreement between us and a participant. In the absence of such a provision, no such acceleration will occur.

Amendment of Awards.    The plan administrator has the authority to modify outstanding stock awards under our 2011 Plan; provided that no such amendment or modification may impair the rights of any participant with respect to awards granted prior to such action without such participant’s written consent.

2016 Plan

Background; Termination and No Further Grants Under 2016 Plan.    Solaria’s Board of Directors adopted, and Solaria’s stockholders approved, the 2016 Plan, in May 2016 and July 2016, respectively. Complete Solaria assumed the 2016 Plan in connection with the Prior Transaction.

The 2016 Plan was terminated in November 2022 in connection with the Prior Transaction, and no new awards may be granted under it. Outstanding awards granted under the 2016 Plan remain outstanding, subject to the terms of the 2016 Plan and award agreements, until such outstanding options are exercised or terminate or expire by their terms.

As of December 28, 2025, there were outstanding awards relating to 305,749 shares of our common stock under the 2016 Plan and the other Legacy Plans, collectively.

Plan Administration.    The Board of Directors or a duly authorized committee administers the 2016 Plan and the awards granted under it.

Capitalization Adjustments.    In the event that any change is made in, or other events occur with respect to, common stock subject to the 2016 Plan or any stock award, such as certain mergers, consolidations, reorganizations, recapitalizations, dividends, stock splits, or other similar transactions, appropriate adjustments will be made to the classes, number of shares subject to, and the price per share, if applicable, of any outstanding stock awards.

Change in Control.    In the event of a Change in Control (as defined in the 2016 Plan), our 2016 Plan provides that unless otherwise provided in a written agreement between us and any participant or unless otherwise expressly provided by the Board of Directors at the time of grant of an award, any surviving or acquiring corporation (or parent thereof) may assume, continue or substitute such outstanding awards and any reacquisition or repurchase rights may be assigned to such surviving or acquiring corporation (or parent thereof). If the surviving or acquiring corporation (or parent thereof) does not assume, continue or substitute outstanding awards in the corporate transaction, then the Board of Directors may provide for the accelerated vesting (in whole or in part) of any or all awards or may cancel any award for such consideration, if any, as the Board of Directors may consider appropriate.

Amendment of Awards.    The plan administrator has the authority to modify outstanding stock awards under our 2016 Plan; provided that no such amendment or modification may impair the rights of any participant with respect to awards granted prior to such action without such participant’s written consent.

2006 Plan

Background; Termination and No Further Grants Under 2006 Plan.    Solaria’s Board of Directors adopted, and Solaria’s stockholders approved, the 2006 Plan, in February 2006 and August 2006, respectively, and it was amended and restated from to time by Solaria’s Board of Directors and its stockholders.

The 2006 Plan was terminated in February 2016 in connection with Solaria’s adoption of the 2016 Plan, and no new awards may be granted under it. Complete Solaria assumed the outstanding awards granted pursuant to the 2006 Plan in connection with the Prior Transaction. Outstanding awards granted under the 2006 Plan remain outstanding, subject to the terms of the 2006 Plan and award agreements, until such outstanding options are exercised or terminate or expire by their terms.

As of December 28, 2025, there were outstanding awards relating to 305,749 shares of the Company’s common stock under the 2006 Plan and the other Legacy Plans, collectively.

Plan Administration.    The Board of Directors or a duly authorized committee administers the 2006 Plan and the awards granted under it.

Capitalization Adjustments.    In the event that any change is made in, or other events occur with respect to, our Common Stock subject to the 2006 Plan or any stock award, such as certain mergers, consolidations, reorganizations, recapitalizations, dividends, stock splits, or other similar transactions affecting the shares subject to the 2006 Plan, appropriate adjustments will be made to the class and number of shares subject to, and the price per share, if applicable, of any outstanding stock awards.

Change in Control.    In the event of a change in control (as defined in the 2006 Plan), our 2006 Plan provides that any successor corporation (or parent thereof) will assume or substitute such outstanding awards and any reacquisition or repurchase rights may be assigned to such surviving or acquiring corporation (or parent thereof). If the surviving or acquiring corporation (or parent thereof) does not assume or substitute outstanding awards in the corporate transaction, then the vesting of outstanding awards held by participants will accelerate in full and any repurchase rights held by us with respect to such awards will lapse, contingent upon the effectiveness of such transaction. Notwithstanding the foregoing, to the extent that stock awards will terminate if not exercised prior to the effective time of a corporate transaction, our Board of Directors may provide that such awards will be cancelled for a payment equal to the excess, if any, of the value of the property the holder would have received upon exercise of such award over any exercise price payable.

In addition, with respect to awards (and, if applicable, shares of restricted stock acquired pursuant to such awards) granted to non-employee directors that are assumed or substituted for, if on or following the date of such assumption or substitution such individual’s status as a director is involuntarily terminated, such individual shall fully vest in and have the right to exercise awards as to all of the shares subject thereto.

Also, with respect to awards (and, if applicable, shares of restricted stock acquired pursuant to such awards) granted to participants that are assumed or substituted for, if either (x) such participant remains continuously employed by us or our successor through the one-year anniversary of such change in control or (y) such participant’s employment is involuntarily terminated without cause (as such term is defined in the 2006 Plan), or such participant’s duties are material diminished, in either case at any time prior to the one-year anniversary of such change in control, such individual will vest into such awards on an accelerated basis as if such individual had provided an additional 12 months of continuous service, such individual shall fully vest in and have the right to exercise awards as to all of the shares subject thereto.

Amendment of Awards.    The plan administrator has the authority to modify outstanding stock awards under our 2006 Plan; provided that no such amendment or modification may impair the rights of any participant with respect to awards granted prior to such action without such participant’s written consent.

Inducement Grants

In connection with our acquisitions of Sunder, Ambia and Cobalt, we granted time-based restricted stock units outside of SunPower’s 2023 Plan as a material inducement to certain key employees to enter into employment with SunPower. Such inducement grants were made in accordance with Nasdaq Listing Rule 5635(c)(4). Specifically, in connection with our acquisition of Sunder, we made inducement grants on October 8, 2025 to three key employees of Sunder as a material inducement to their employment with SunPower. These inducement grants were RSUs for a total of 2,700,000 shares of our common stock, with 20% of such RSUs vesting one year after grant and the remaining vesting in equal monthly installments thereafter until the fifth anniversary of the grant date, with such vesting subject to the RSU recipient’s continuous service through each vesting date. These RSUs are also subject to accelerated vesting in the event the RSU recipient’s employment is terminated by the Company without cause.

In connection with our acquisition of Ambia, on November 21, 2025, we made inducement grants to two key employees of Ambia as a material inducement to employment with SunPower following its acquisition of Ambia. These inducement grants consist of RSUs for a total of 2,000,000 shares of SunPower common stock, with 20% of the RSUs vesting one year after grant and the remainder vesting in equal monthly installments thereafter until the fifth anniversary of the grant date, with such vesting subject to the RSU recipient’s continuous service through each vesting date. The RSUs are also subject to accelerated vesting in the event the RSU recipient’s employment is terminated by the Company without cause.

Additionally, in connection with our acquisition of Cobalt, on February 2, 2026, we made inducement grants to two key employees of Cobalt as a material inducement to employment with SunPower following its acquisition of Cobalt. These inducement grants consist of RSUs for a total of 850,000 shares of SunPower common stock, with 20% of the RSUs vesting one year after grant and the remainder vesting in equal monthly installments thereafter until the fifth anniversary of the grant date, with such vesting subject to the RSU recipient’s continuous service through each vesting date.

Lastly, in connection with our hiring of Tom Kowalczuk as our Chief Financing Officer, we made an inducement grant to Mr. Kowalczuk as a material inducement to employment with SunPower. The inducement grant consists of time-based RSUs for a total of 1,000,000 shares of SunPower common stock, with 20% of the RSUs vesting one year after grant and the remainder vesting ratably on an annual basis over the course of the following four years, subject to the Mr. Kowalczuk’s continuous service through each vesting date.

Health and Welfare Benefits

SunPower provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life and disability insurance; and a tax-qualified Section 401(k) plan. SunPower does not maintain any executive-specific benefit or perquisite programs.

Rule 10b5-1 Sales Plans

SunPower’s Directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of the Company’s Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the Director or executive officer when entering into the plan, without further direction from them. The Director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. SunPower’s Directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Emerging Growth Company Status

SunPower is an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Director Compensation

We did not pay any compensation to our Directors or issue any equity awards to our Directors during 2024. During 2025, we did not have a formal policy relating to the compensation of our non-employee directors. In fiscal 2025, we granted our Directors restricted stock units for their contributions to the operations of the business. Additional restricted stock units were issued to Messrs. Anderson and McCranie in consideration of the additional consulting services and support provided to the Company during 2025. The following table provides the compensation for each member of the Board of Directors for 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Thurman J. Rodgers	$—	$—		$—	$—
Adam Gishen	—	167,091	(1)	—	167,091
Antonio R. Alvarez	—	160,901	(1)	—	160,901
Chris Lundell	—	156,776	(1)	—	156,776
Devin Whatley	—	156,776	(1)	—	156,776
Ronald Pasek	—	169,153	(1)	—	169,153
Tidjane Thiam	—	160,077	(1)	—	160,077
William J. Anderson	—	214,536	(1)	—	214,536
Lothar Maier	—	367,185	(1)	—	367,185
J. Daniel McCranie	—	2,217,185	(2)	—	2,217,185
Bernard Gutmann	—	—		—	—
Jamie Haenggi	—	—		—	—

____________

(1)      The total shares underlying the restricted stock unit award were fully vested on the grant date.

(2)      243,169 shares under Mr. McCranie’s restricted stock unit awards were fully vested on the grant date. Mr. McCranie received a one-time grant of 1,000,000 restricted stock units in 2025 that vest in equal monthly installments over five years.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The compensation arrangements for our executive officers and directors are described under “Executive Compensation” and “Director Compensation” above, and the descriptions of such compensation arrangements are incorporated by reference into this section. Additionally, below is a description of transactions since December 30, 2024, the beginning of fiscal year 2025, to which we were a party, in which:

•        the amounts involved exceeded or will exceed $120,000; and

•        any of our Directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Certain Indebtedness Payable to the Rodgers Massey Revocable Living Trust

The principal portion of indebtedness of the Company previously owed to Structural Capital Investments and assigned to, and now owing to, the Rodgers Massey Revocable Living Trust of $1.5 million (plus accrued interest) remained outstanding as of December 28, 2025 and is outstanding as of the date of this Proxy Statement. The outstanding amount, plus accrued interest, is due on demand to the Rodgers Massey Revocable Living Trust. Thurman J. Rodgers is a trustee of the Rodgers Massey Revocable Living Trust, and he is the Executive Chairman of our Board of Directors and our Chief Executive Officer.

12.0% Notes Issued to Affiliates of Thurman J. Rodgers

On January 29, 2026, SunPower issued a convertible promissory note in the original principal amount of $3,300,000 (the “January 2026 Note”) to a trust controlled by Thurman J. Rodgers. The January 2026 Note bears a 12.0% interest rate. The January 2026 Note is a general unsecured obligation of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the January 2026 Note will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2026. The January 2026 Note is convertible at the option of the holder at any time prior to the payment of the principal amount of the January 2026 Note in full. Upon conversion of the January 2026 Note, the Company will satisfy its conversion obligation by delivering shares of its Common Stock and paying cash in respect of any fractional shares. The conversion rate of the January 2026 Note is initially equal to 540.5405 shares of Common Stock per $1,000 principal amount due under the note, subject to adjustment from time to time pursuant to the terms of the January 2026 Note. We may not redeem the January 2026 Note prior to July 5, 2026. We may redeem for cash all (but not less than all) of the January 2026 Note, at our option, (i) on or after July 5, 2026 and prior to July 1, 2027, if the last reported sale price of our Common Stock has been at least 150% of the conversion price for the January 2026 Note then in effect and (ii) on or after July 5, 2027 and prior to the maturity date for the January 2026 Note if the last reported sale price of our Common Stock has been at least 130% of the conversion price for the note then in effect, in each case of (i) and (ii), for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the January 2026 Note. If we undergo a change of control (as defined in the January 2026 Note), then, subject to certain conditions and except as described in the note, the holder may require the Company to redeem for cash all (but not less than all) of the note at a price equal to 100% of the principal amount of the January 2026 Note. The January 2026 Note sets forth certain events of default after which the note may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the January 2026 Note becomes automatically due and payable.

On November 20, 2025, SunPower issued a convertible promissory note in the original principal amount of $2,000,000 (the “November 2025 Note”) to a trust controlled by Thurman J. Rodgers. The November 2025 Note bears a 12.0% interest rate, matures on July 1, 2029 unless earlier converted, redeemed or repurchased, and is a general unsecured obligation of the Company. Interest on the November 2025 Note is payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The November 2025 Note is convertible at the option of the holder at any time prior to the payment of the principal amount of the note in full, at an initial conversion rate equal to 626.9592 shares of Common Stock per $1,000 principal amount due under the note, subject to adjustment from time to time pursuant to the terms of the November 2025 Note. The redemption, change of control and event of default provisions of the November 2025 Note are substantially the same as those described above with respect to the January 2026 Note.

On July 10, 2025, we issued a convertible promissory note in the original principal amount of $5,000,000 (the “July 2025 Note”) to a trust controlled by Thurman J. Rodgers. The July 2025 Note bears a 12.0% interest rate, matures on July 1, 2029 unless earlier converted, redeemed or repurchased, and is a general unsecured obligation of the Company. Interest on the July 2025 Note accrues at a rate of 12.00% per year and is payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The July 2025 Note is convertible at the option of the holder at any time prior to the payment of the principal amount of the July 2025 Note in full, at an initial conversion rate equal to 558.6592 shares of Common Stock per $1,000 principal amount due under the July 2025 Note, subject to adjustment from time to time pursuant to the terms of the July 2025 Note. The redemption, change of control and event of default provisions of the July 2025 Note are substantially the same as those described above with respect to the January 2026 Note.

On July 1, 2024, we entered into Note Purchase Agreements and the Exchange Agreement, pursuant to which we issued to certain accredited investors and qualified institutional buyers approximately $50.0 million in aggregate principal amount of 12% Notes (the “July 2024 Notes”). A trust controlled by Thurman J. Rodgers holds $18,000,000 principal amount of the July 2024 Notes. The July 2024 Notes accrue interest at the rate of 12.0% annually, which is payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2025, and the trust controlled by Mr. Rodgers received such interest payments during 2025 and will be entitled to such interest payments during 2026. The July 2024 Notes are convertible at the option of the holders at any time prior to the payment of the principal amount of such Convertible Note in full. Upon conversion of any such Convertible Note, we will satisfy our conversion obligation by delivering shares of Common Stock and paying cash in respect of any fractional shares. The conversion rate for the July 2024 Notes is initially equal to 595.2381 shares of Common Stock per $1,000 principal amount due under the Convertible Notes, subject to adjustment from time to time pursuant to the terms of the Convertible Notes.

On June 29, 2026, the applicable trusts holding the July 2024 Notes, the July 2025 Note, the November 2025 Note and the January 2026 Note entered into an Equity for Interest Exchange and Consent Agreement pursuant to which the Company issued to such trusts an aggregate of 6,057,795 shares of common stock in exchange for the cash interest otherwise payable under such notes on July 1, 2026 and January 1, 2027.

7.0% Senior Unsecured Convertible Notes Issued to Affiliates

During 2024 and 2025, we entered into note purchase agreements with certain accredited investors and qualified institutional buyers relating to the sale and issuance of our 7% Notes. In September 2024, the Company issued $4.0 million principal amount of the 7% Notes to the Rodgers Family and Free Markets Charitable Trust, and the Company issued $4.0 million principal amount of the 7.0% Notes to the Rodgers Massey Revocable Living Trust. Thurman J. Rodgers is a trustee of each of the Rodgers Family and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust. Additionally, the Company also issued $750,000 principal amount of the 7% Notes to the Dan and Kathy McCranie 2000 Revocable Trust, for which J. Daniel McCranie serves as trustee. Mr. McCranie was appointed to serve as a director of the Company on January 24, 2025, and he currently serves as a director and as an officer of the Company.

Interest on the 7% Notes accrues at a rate of 7.00% per year from September 16, 2024 and is payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. The trusts affiliated with Mr. Rodgers and Mr. McCranie received such interest payments during 2025 and will be entitled to such interest payments during 2026. Holders of the 7% Notes may convert all or any portion of their 7% Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms, conditions and limitations provided in the Indenture. On December 18, 2024, at our annual meeting of stockholders, our stockholders approved the issuance of shares of our Common Stock upon conversion of the 7% Notes in excess of the limitations otherwise applicable under the Indenture as a result of Nasdaq Listing Rule 5635(d).

The conversion rate for the 7% Notes was initially 467.8363 shares of Common Stock per $1,000 principal amount of 7% Notes. The conversion rate for the 7% Notes is subject to adjustment from time to time in accordance with the terms of the Indenture, and currently the 7.0% Notes are convertible at the rate of 584.7953 shares of Common Stock per $1,000 principal amount of these notes. In addition, upon a conversion of the 7% Notes following certain corporate events that occur prior to the maturity date of the 7% Notes, or if the Company delivers a notice of redemption in respect of the 7% Notes, the Company will, under certain circumstances, increase the conversion rate of the 7% Notes for a holder who elects to convert its 7% Notes in connection with such a corporate event or notice of redemption.

On June 29, 2026, the Rodgers Family and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust entered into Equity for Interest Exchange and Consent Agreements relating to such 7% Notes and pursuant to which the Company issued to such trusts an aggregate of 998,930 shares of common stock in exchange for the cash interest otherwise payable under such notes on July 1, 2026 and January 1, 2027.

On June 29, 2026, the Dan and Kathy McCranie 2000 Revocable Trust entered into an Equity for Interest Exchange and Consent Agreements relating to such 7% Notes and pursuant to which the Company issued to such trust an aggregate of 93,650 shares of common stock in exchange for the cash interest otherwise payable under such notes on July 1, 2026 and January 1, 2027.

10.0% Senior Secured Convertible Notes Issued to Affiliates and Related Transactions

On April 21, 2026, the Company entered into note purchase agreements relating to the private offering of $41,000,000 aggregate principal amount of the Company’s 10.00% Convertible Senior Secured Notes due 2029 (the “10% Notes”), including $6,000,000 principal amount of 10% Notes issued to trusts affiliated with Thurman J. Rodgers. Additionally, the Company issued $10,000,000 principal amount of 10% Notes to Chicken Parm Pizza LLC (“CPP”), a greater than 5% stockholder, in exchange for the promissory note originally issued by the Company to CPP on September 24, 2025 in connection with the Company’s acquisition of Sunder Energy (the “CPP Seller Note”). The 10% Notes are senior, secured obligations of the Company and mature on May 1, 2029, unless earlier converted, redeemed, or repurchased. Interest on the 10% Notes accrues at a rate of 10.00% per year from the first issuance date of the 10% Notes and is payable quarterly in arrears on April 1, July 1, October 1, and January 1 of each year, beginning on July 1, 2026. Holders of the 10% Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, for shares of the Company’s common stock, at the option of the holder. The conversion rate for the 10% Notes is initially 610.3143 shares of common stock per $1,000 principal amount of 10% Notes. The conversion rate for the 10% Notes is subject to adjustment from time to time in accordance with the terms of the applicable indenture. In addition, following certain corporate events that occur prior to the maturity date of the 10% Notes, the Company will, under certain circumstances, increase the conversion rate of the 10% Notes for a holder who elects to convert its 10% Notes in connection with such a corporate event, subject to a maximum conversion rate of 884.9557 shares of Common Stock per $1,000 principal amount of Notes. The 10% Notes are not redeemable by the Company.

Also on April 21, 2026, the Company entered into a Note Purchase Agreement with CPP (the “CPP Note Purchase Agreement”) that provides for the following in exchange for the outstanding CPP Seller Note (in addition to the issuance of $10,000,000 principal amount of 10% Notes to CPP as summarized above): (i) the Company’s payment of $4,000,000 in cash to CPP at the closing under the CPP Note Purchase Agreement and (ii) the amendment and restatement of the outstanding CPP Seller Note as further summarized below (the “A&R Seller Note”). The A&R Seller Note has a principal amount of $7,000,000 and bears interest at 7.0% per annum, compounded quarterly; provided, however, the interest rate increased to 10.0% per annum on May 15, 2026. The outstanding principal and accrued interest under the A&R Seller Note will be paid in four payments in October 15, 2026, November 15, 2026, December 15, 2026 and January 15, 2027, as set forth in the repayment schedule attached to the A&R Seller Note. The A&R Seller Note will mature on the earlier of January 31, 2027 and the date on which all amounts under the A&R Seller Note otherwise become due and payable. The A&R Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The A&R Seller Note includes customary events of default, including: (i) the Company’s failure to pay the A&R Seller Note when due; (ii) the Company’s voluntary or involuntary bankruptcy; (iii) the Company’s liquidation or dissolution; (iv) a change of control of the Company; (v) the Company’s material breach of the covenants applicable to the Company under the A&R Seller Note, subject to applicable cure periods; and (vi) if any of the Company’s representations or warranties made in the A&R Seller Note were untrue in any material respect when made.

On May 19, 2026, the Company issued an additional $5.0 million principal amount of the 10% Notes to Foris Ventures, LLC (“Foris”), a holder of more than 5% of our capital stock. Additionally, on June 29, 2026, the Company entered into an Equity for Interest Exchange and Consent Agreement with Foris relating to such 10% Notes and pursuant to which the Company issued to Foris 668,926 shares of common stock in exchange for the cash interest otherwise payable under such notes on July 1, 2026 and January 1, 2027.

On June 29, 2026, trusts affiliated with Mr. Rodgers entered into Equity for Interest Exchange and Consent Agreements relating to such 10% Notes and pursuant to which the Company issued to such trusts an aggregate of 802,711 shares of common stock in exchange for the cash interest otherwise payable under such notes on July 1, 2026 and January 1, 2027.

On June 29, 2026, the Company entered into an Equity for Interest Exchange and Consent Agreement with CPP relating to such 10% Notes and pursuant to which the Company issued to CPP 1,337,852 shares of common stock in exchange for the cash interest otherwise payable under such notes on July 1, 2026 and January 1, 2027.

SAFE Agreements

On May 13, 2024, the Company entered into a Simple Agreement for Future Equity (the “Third SAFE”) with a trust affiliated with Thurman J. Rodgers (the “Purchaser”) in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of the Company’s Common Stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its Common Stock in an Equity Financing as defined in the Third SAFE, at a per share conversion price which is equal to 50% of the price per share of the Company’s Common Stock sold in an Equity Financing. If the Company consummates a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of the Company’s Common Stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the Company’s Common Stock on May 13, 2024, multiplied by (ii) 50%. Given that the Third SAFE could be settled in cash or a variable number of shares, the Company has accounted for the instrument as a liability at its fair value.

On April 8, 2026, we entered into a Simple Agreement for Future Equity (the “April 2026 SAFE”) with the Purchaser in connection with the Purchaser investing $5.0 million in the Company. The April 2026 SAFE was converted and exchanged into $5.0 million principal amount of our 10% Notes.

On August 4, 2026, we entered into a Simple Agreement for Future Equity (the “August 2026 Foris SAFE”) with Foris in connection with Foris investing $3,500,000 in the Company. The August 2026 Foris SAFE was exchanged into shares of our common stock in the September 2026 Common Stock Financing (as defined below).

On August 24, 2026, we entered into a Simple Agreement for Future Equity (the “August 2026 Purchaser SAFE”) with the Purchaser in connection with the Purchaser investing $2.0 million in the Company. The August 2026 Purchaser SAFE was exchanged into shares of our common stock in the September 2026 Common Stock Financing (as defined below).

September 2026 Common Stock Financing

On September 2, 2026, we entered into securities purchase agreements with various accredited investors, including entities affiliated with Thurman J. Rodgers, William Anderson, J. Daniel McCranie and Devin Whatley, as well as Foris (the “Affiliate Investors”), pursuant to which the Company issued and sold 103,109,005 shares of Common Stock in separately negotiated private placement transactions for gross proceeds of approximately $26.2 million (the “September 2026 Common Stock Financing”), including amounts funded under the August 2026 Foris SAFE and the August 2026 Purchaser SAFE. The ownership of such shares of common stock are reflected in the beneficial ownership table included under “— Security Ownership of Certain Beneficial Owners and Management.”

SameDay Solar

SunPower previously entered into commercial agreements with SameDay Solar, a residential solar installer. William Anderson, a director and our former Chief Executive Officer, owns 60% of the equity securities of SameDay Solar, and he is the Chief Executive Officer of SameDay Solar. All agreements between SunPower and SameDay Solar previously were entered into in the ordinary course of business; provided, however, that the Company facilitates equipment purchases for SameDay Solar, and SameDay Solar receives the benefit of the pricing received by the Company for equipment purchases, including for projects that are completed by SameDay Solar on behalf of the Company and that do not involve the Company or its customers. Since January 1, 2022, we have paid SameDay Solar a total of approximately $2.3 million. Mr. Anderson receives separate compensation from SameDay Solar, and given his equity ownership, Mr. Anderson also has a 60% interest in SameDay Solar’s profits and earnings.

Since December 30, 2024, we have paid SameDay Solar a total of approximately $1,901,473 during fiscal 2025 and $2,438,258 year to date during fiscal 2026.

Employment Arrangements

The Company has entered into employment agreements with certain of its executive officers. For more information regarding these agreements with the Company’s named executive officers, see the section titled “Executive Compensation — Employment Arrangements with Named Executive Officers.”

Stock Option Grants to Directors and Executive Officers

The Company has granted stock options, restricted stock and other equity-based awards to certain of its Directors and executive officers. For more information regarding the stock options and stock awards granted to the Company’s Directors and named executive officers, see the section titled “Executive Compensation.”

Indemnification Agreements

The Company has entered into indemnification agreements with its Directors and officers. The Company’s certificate of incorporation contains provisions limiting the liability of its Directors, and the Company’s amended and restated bylaws provide that the Company will indemnify each of its Directors and officers to the fullest extent permitted under Delaware law. The Company’s amended and restated certificate of incorporation and amended and restated bylaws also provide the Board of Directors with discretion to indemnify the Company’s employees and other agents when determined appropriate by the Board of Directors.

Policies and Procedures for Related Person Transactions

The Board of Directors adopted a written related person transactions policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Company’s Audit Committee (or, where review by the Company’s Audit Committee would be inappropriate, to another independent body of the Board of Directors) for review. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, Directors and certain significant stockholders. In considering a related person transaction, the Company’s Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risks, costs, and benefits to the Company;

•        the impact on a Director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the extent of the related person’s interest in the transaction;

•        the purpose and terms of the transaction;

•        management’s recommendation with respect to the proposed related person transaction;

•        the availability of other sources for comparable services or products; and

•        whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.

The Company’s Audit Committee will approve only those transactions that it determines are fair to us and in the Company’s best interests.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or notify us by sending a written request to: Attn: Secretary, SunPower Inc., 1403 N. Research Way, Orem, Utah 84097. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer and Executive Chairman
September 28, 2026

*         A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 at the investors section of our website at https://investors.sunpower.com/financial-information/sec-filings. A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 is available without charge upon written request to: Secretary, SunPower Inc., 1403 N. Research Way, Orem, UT 84097.*

FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, the expectations, hopes, beliefs, intentions or strategies regarding the future of our Board of Directors and its committees, and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this Proxy Statement may include, for example and without limitation, statements about the anticipated effects of the Reverse Stock Split, including our expectations regarding the effect of the Reverse Stock Split on the per share market price and trading liquidity of our Common Stock, our ability to regain or maintain compliance with the continued listing standards of Nasdaq, the ability of the Reverse Stock Split to broaden the range of investors in our Common Stock, the anticipated timing of the split effective time and the ratio expected to be selected by our Board of Directors, our expectations regarding further business growth and profitability, our ability to achieve positive cash flows, our ability to integrate acquired businesses, our ability to attract and retain talent and the use of equity-based compensation to attract and retain talent, and the dilution that may be incurred by existing stockholders.

Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks described under “Proposal No. 2 — Certain Risks Associated with the Reverse Stock Split,” our ability to grow our business, our ability to achieve profitability and positive cash flows, our ability to integrate acquired businesses and to achieve the anticipated benefits of our acquisitions, our ability to attract and retain employees, our ability to effectively implement our equity-based compensation programs, and the other risks and uncertainties applicable to our business. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the SEC on April 14, 2026, our quarterly reports on Form 10-Q that we file with the SEC, and other documents that we have filed and that we will file with the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this Proxy Statement speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNPOWER INC.

SunPower Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name of the corporation is SunPower Inc. The Company’s original Certificate of Incorporation was filed with the Delaware Secretary of State on July 17, 2023, and such original Certificate of Incorporation was amended effective on October 17, 2025 (as amended, the “Certificate of Incorporation”).

SECOND: Section A of Article IV of the Certificate of Incorporation is hereby amended by adding the following new paragraphs at the end of such Section A of Article IV:

“Effective at 4:01 p.m. Eastern Time on [    ], 2026 (the “Effective Time”), every [    ] shares of Common Stock (as defined herein) then issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a holder-by-holder basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a holder-by-holder basis. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall take such actions as permitted by and in accordance with Section 155 of the DGCL. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with this Certificate of Incorporation.

The par value per share of the Company’s capital stock and the total number of shares of all classes of capital stock that the Company is authorized to issue pursuant to this Section A of Article IV shall, in each case, not be affected by the Reverse Stock Split.”

THIRD: All other provisions of the Company’s Certificate of Incorporation will remain in full force and effect.

FOURTH: This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by [    ], its [    ], this [    ] day of [    ], 2026.

SUNPOWER INC.
By:
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer and Chairman

A-1

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SunPower Inc. Annual Meeting of Stockholders For Stockholders of record as of September 18, 2026 Monday, November 2, 2026 11:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SPWR for more details. Internet: www.proxydocs.com/SPWR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-994-3906 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SPWR YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Pacific Time, November 2, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Thurman J. Rodgers and Tom Kowalczuk (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SunPower Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

SunPower Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. To elect each of the Board of Directors’ 11 nominees for director to serve until the 2027 annual meeting of stockholders; YOUR VOTE 1.01 Thurman J, Rodgers FOR 1.02 Antonio R. Alvarez 1.03 William J. Anderson 1.04 Adam Gishen 1.05 Chris Lundell 1.06 Lothar Maier 1.07 J. Daniel McCranie 1.08 Ronald Pasek 1.09 Tidjane Thiam 1.10 Bernard Gutmann 1.11 Devin Whatley FOR FOR WITHHOLD 2. To approve an amendment to our Certificate of Incorporation, as previously amended, to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio ranging from 1-for-5 to 1-for-35, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders, and with our Board of Directors retaining the authority to abandon the amendment at any time prior to the filing thereof; AGAINST ABSTAIN 3. To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending January 3, 2027; and To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/SPWR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date